UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14-A

(Rule 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

GREATER BAY BANCORP

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April     , 2006

Dear Shareholder:

It is my pleasure to invite you to Greater Bay Bancorp’s 2006 Annual Meeting of Shareholders.

We will hold the meeting on Tuesday, May 30, 2006, at 9:30 a.m., at the Crowne Plaza Cabana Palo Alto, 4290 El Camino Real, Palo Alto, California 94306. In addition to the formal items of business, I will review the major developments of 2005 and answer any questions you may have.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Greater Bay Bancorp.

Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly. You may also vote electronically over the Internet or by telephone by following the instructions on the proxy card. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Byron A. Scordelis

Byron A. Scordelis President and Chief Executive Officer

GREATER BAY BANCORP

1900 University Avenue, 6th Floor

East Palo Alto, California 94303

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

DATE:	Tuesday, May 30, 2006
TIME:	9:30 a.m.
PLACE:	Crowne Plaza Cabana Palo Alto 4290 El Camino Real Palo Alto, California 94306

Dear Shareholders:

At our 2006 Annual Meeting, we will ask you to vote on:

•	The election of three class III directors each to serve for a term of three years: Arthur K. Lund, Linda R. Meier and Glen McLaughlin;

•	A proposal to amend the Company’s Bylaws to declassify the Board of Directors and establish annual elections for the entire Board of Directors;

•	Approval of the Greater Bay Bancorp Omnibus Equity Incentive Plan;

•	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006; and

•	The transaction of any other business that may properly be presented at the Annual Meeting, including, if introduced at the meeting, taking action upon the resolution quoted under the heading, “Proposal 5: Shareholder Proposal to Restrict the Company’s Use of Preferred Stock,” in the accompanying Proxy Statement.

If you were a shareholder of record at the close of business on April 11, 2006, you may vote at the Annual Meeting.

Article IV, Section 2 of our Bylaws provides for the nomination of directors in the following manner:

“Nomination for election of directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days’ notice is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third class mail (if permitted by law), no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder:

(a)	the name and address of each proposed nominee;

(b)	the principal occupation of each proposed nominee;

(c)	the number of shares of capital stock of the Corporation owned by each proposed nominee;

(d)	the name and residence address of the notifying shareholder; and

(e)	the number of shares of capital stock of the Corporation owned by the notifying shareholder.

Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and, upon the Chairman’s instructions, the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected.” Additional information regarding shareholders recommending nominees for directors is discussed in the accompanying Proxy Statement under the heading “Consideration of Shareholder Nominees.”

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ Linda M. Iannone

Linda M. Iannone Corporate Secretary

East Palo Alto, California

Dated: April     , 2006

i

PROXY STATEMENT FOR GREATER BAY BANCORP

2006 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2006 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Along with this Proxy Statement, we are also sending you the Greater Bay Bancorp 2005 Summary Annual Report to Shareholders and 2005 Annual Report on Form 10-K, which includes our financial statements. Greater Bay Bancorp is also referred to in this Proxy Statement as “Greater Bay” or the “Company.”

Who is Entitled to Vote?

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about April 26, 2006 to all shareholders entitled to vote. Shareholders who were the record owners of Greater Bay Bancorp Common Stock and Series B Preferred Stock at the close of business on April 11, 2006 are entitled to vote. On this record date, there were 50,236,301 shares of Greater Bay Bancorp Common Stock and 2,021,132 shares of Series B Preferred Stock outstanding. The Series B Preferred Stock votes with the Common Stock on all matters presented to the common shareholders. In this Proxy Statement, we refer to the Common Stock and the Series B Preferred Stock together as the “Capital Stock.”

What Constitutes a Quorum?

A majority of the outstanding shares of the Capital Stock entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the Annual Meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the Annual Meeting.

How Many Votes Do I Have?

Each share of Common Stock entitles you to one vote. Each share of Series B Preferred Stock entitles you to 1.67 votes on all matters voted together with the Common Stock. The proxy card indicates the number of votes that you have as of the record date. When we refer to our “outstanding Capital Stock” in this Proxy Statement, we are referring to the sum of (i) the number of shares of our Common Stock outstanding on the record date and (ii) the number of shares of Series B Preferred Stock outstanding on the record date multiplied by 1.67.

How Do I Vote By Proxy?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. You may also vote electronically over the Internet or by telephone (see below). Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all three nominees for director;

•	“FOR” approval of the amendment to the Company’s Bylaws to declassify the Board of Directors and establish annual elections for the entire Board of Directors;

•	“FOR” approval of the Company’s Omnibus Equity Incentive Plan;

•	“FOR” ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006; and

•	“AGAINST” the shareholder proposal regarding restrictions on the Company’s ability to issue preferred stock, if that proposal is introduced at the Annual Meeting.

If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

What is the Effect of Broker Non-Votes and Abstentions?

If you hold your shares of Capital Stock in “street name” (that is, through a broker or other nominee) and you fail to instruct your broker or nominee how to vote your shares of Capital Stock, your broker or nominee may, in its discretion, vote your shares “FOR” the election of the nominees for director set forth in this Proxy Statement, “FOR” approval of the proposal to amend the Company’s Bylaws to declassify the Board of Directors; and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2006. Brokers may not use their discretionary authority to vote (broker non-votes) on the proposal to adopt the Greater Bay Bancorp Omnibus Equity Incentive Plan, or on the shareholder proposal. Since the proposals to adopt the Greater Bay Bancorp Omnibus Equity Incentive Plan and the proposal to approve the shareholder proposal require the approval of a majority of the votes cast, broker non-votes and abstentions will have no effect on these proposals.

The proposal to approve the declassification of our Board requires the approval of a majority of our outstanding Capital Stock. Accordingly, abstentions will have the effect of a vote “AGAINST” this proposal.

May I Vote Electronically over the Internet or by Telephone?

Shareholders whose shares are registered in their own names may vote either over the Internet or by telephone. Special instructions for voting on the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your Proxy Statement over the Internet, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of this Proxy Statement the opportunity to vote on the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy card will provide the instructions. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided.

May I Change My Vote After I Return My Proxy?

Yes. If you fill out and return the enclosed proxy card, or vote by telephone or the Internet, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of four ways:

•	You may send to the Company’s Corporate Secretary another completed proxy card with a later date.

•	You may notify the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy.

•	You may attend the Annual Meeting and vote in person.

•	If you have voted your shares by telephone or Internet, you can revoke your prior telephone or Internet vote by recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet vote.

How Do I Vote in Person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney from your nominee in order to vote at the Annual Meeting.

What Vote is Required to Approve Each Proposal?

Proposal 1:

Election of Three Directors

The three nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Our Restated Articles of Incorporation do not permit cumulative voting.

Proposal 2:

Approval of the proposal to amend the Company’s Bylaws to declassify the Board of Directors

The affirmative vote of a majority of our outstanding Capital Stock is required to approve the proposal to amend the Company’s Bylaws to declassify the Board of Directors and establish annual elections for the entire Board of Directors.

Proposal 3:

Approval of the Greater Bay Bancorp Omnibus Equity Incentive Plan	The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the proposal to approve the Greater Bay Bancorp Omnibus Equity Incentive Plan.

Proposal 4:

Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006.

Proposal 5:

Shareholder Proposal to Restrict the Use of Preferred Stock	The affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal is required to approve the shareholder proposal.

What are the Costs of Soliciting these Proxies?

We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. We have hired Georgeson Shareholder Communications Inc. to seek the proxies of custodians, such as brokers, who hold shares which belong to other people. This service will cost the Company approximately $6,500.

How Do I Obtain an Annual Report on Form 10-K?

We have enclosed a copy of our 2005 Annual Report on Form 10-K with this Proxy Statement. If you would like another copy of this report, we will send you one without charge. The Annual Report on Form 10-K includes a list of exhibits filed with the SEC, but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing them to you will be your responsibility. Please write to:

Greater Bay Bancorp

1900 University Avenue, 6th Floor

East Palo Alto, California 94303

Attention:  James S. Westfall, Executive Vice President and

 Chief Financial Officer

In addition, the SEC maintains an Internet site at http://www.sec.gov that contains Greater Bay Bancorp’s SEC filings.

INFORMATION ABOUT GREATER BAY BANCORP STOCK OWNERSHIP

The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it directly, but also if he has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares that a person has the right to acquire within 60 days of April 11, 2006. Two or more persons might count as beneficial owners of the same share.

How Much of Greater Bay Bancorp’s Capital Stock is Owned by Directors, Executive Officers and Greater than 5% Shareholders?

The following table shows, as of April 11, 2006, beneficial ownership of Greater Bay Bancorp Common Stock by each of Greater Bay Bancorp’s directors, nominees for director, the named executive officers, our directors and executive officers as a group, and persons known to us who own more than 5% of our Common Stock. Unless otherwise indicated in the table below (and except for any share ownership arising under community property laws), no person shares beneficial ownership of the same Greater Bay Bancorp Common Stock with anyone else.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares	Percentage of Class
Frederick J. de Grosz (2)	504,652	0.99%
John M. Gatto (3)	115,992	0.23%
Robert B. Kaplan (4)	10,000	0.02%
Daniel G. Libarle (5)	61,827	0.12%
Arthur K. Lund (6)	142,934	0.28%
George M. Marcus (7)	327,220	0.65%
Duncan L. Matteson (8)	317,500	0.63%
Glen McLaughlin (9)	89,984	0.18%
Linda R. Meier (10)	43,300	0.09%
Thomas E. Randlett (11)	11,000	0.02%
Byron A. Scordelis (12)	58,997	0.12%
Donald H. Seiler (13)	311,088	0.62%
James C. Thompson (14)	138,652	0.28%
Colleen Anderson (15)	32,000	0.06%
Peggy Hiraoka (16)	32,600	0.06%
Kenneth A. Shannon (17)	53,104	0.11%
James S. Westfall (18)	40,200	0.08%
All directors and executive officers as a group (19 persons) (19)	2,407,929	4.72%

Ariel Capital Management, LLC 200 E. Randolph Drive, Suite 2900 Chicago, IL 60601 (20)	4,553,008	9.06%

(1)	Includes shares issuable upon the exercise of stock options exercisable within 60 days of April 11, 2006. Shares of Greater Bay Bancorp Common Stock issuable upon exercise of stock options exercisable within 60 days of that date are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(2)	Includes 18,000 shares of Common Stock and 486,652 shares of Common Stock into which the shares of Series B Preferred Stock owned by Mr. de Grosz are convertible within 60 days of April 11, 2006. Includes 16,000 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(3)	Includes 89,100 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(4)	Represents 10,000 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(5)	Includes 29,962 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(6)	Includes 21,000 shares held directly by Mr. Lund, 94,428 shares held by Mr. Lund as co-trustee of a trust and 27,500 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006. Mr. Lund disclaims beneficial ownership of the shares held as co-trustee.

(7)	Includes 23,500 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(8)	Includes 67,584 shares held directly by Mr. Matteson, 10,000 shares held jointly with Mr. Matteson’s spouse in the Matteson Family Partnership, 16,416 shares held by Mr. Matteson’s spouse in an IRA, 69,100 shares held jointly with Mr. Matteson’s spouse as trustees of the Matteson Family Trust and 154,400 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(9)	Includes 61,300 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(10)	Includes 6,000 shares held directly by Ms. Meier, 2,800 shares held by Ms. Meier as trustee of the Meier Family Trust, 11,000 shares held by Ms. Meier in trust and 26,500 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(11)	Includes 10,000 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(12)	Includes 12,997 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(13)	Includes 63,100 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(14)	Includes 26,500 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(15)	Includes 22,000 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(16)	Includes 17,600 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(17)	Includes 40,200 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(18)	Includes 23,200 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(19)	Includes 685,219 shares issuable upon the exercise of options exercisable within 60 days of April 11, 2006.

(20)	Based on a Schedule 13G filed with the SEC on February 14, 2006, as of December 31, 2005.

The following table shows, as of April 11, 2006, beneficial ownership of our Series B Preferred Stock by the only director, nominee for director or executive officer who owns shares of Series B Preferred Stock (Mr. de Grosz) and by the other persons known to us who own more than 5% of such stock.

Name of Beneficial Owner	Shares of Series B Preferred Stock Beneficially Owned
	Number of Shares	Percentage of Class
Bruce Basso c/o ABD Insurance and Financial Services 305 Walnut Street Redwood City, California 94063	308,632	15.27%

Frederick J. de Grosz c/o ABD Insurance and Financial Services 305 Walnut Street Redwood City, California 94063	281,828	13.94%

UBS Warburg LLC UBS Securities, LLC UBS Financial Services, Inc. c/o 299 Park Avenue New York, NY 10171	218,975	10.83%

James Hall c/o ABD Insurance and Financial Services 305 Walnut Street Redwood City, California 94063	144,569	7.15%

Exchange Bank Agent for Samuel L. Jones P.O. Box 208 Santa Rosa, CA 95402-0208	127,000	6.28%

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, the Board continually reviews its governance policies and practices, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of The Nasdaq Stock Market, to ensure that such policies and practices are compliant and up to date.

Corporate Governance Guidelines

Our corporate governance guidelines provide for, among other things:

•	A Board consisting predominantly of non-management directors, a substantial majority of whom are independent directors;

•	Periodic executive sessions of non-management directors;

•	An Audit Committee, Compensation Committee and Board Governance and Nominating Committee consisting entirely of independent directors;

•	An annual self-evaluation process for the Board and its committees;

•	Director education and orientation;

•	Ethical conduct of directors and adherence to a duty of loyalty to the Company; and

•	Establishment of a management succession plan.

In keeping with corporate governance developments, in January 2006, the Board revised its corporate governance guidelines to provide a process for the majority election of directors as described below.

Board Qualification and Selection Process

Our corporate governance guidelines contain Board membership criteria that apply to all Board Governance and Nominating Committee-recommended nominees for a position on our Board. Under these criteria, members of the Board should possess the highest personal and professional ethics and integrity and be devoted to representing the best interests of Greater Bay and its shareholders. Members of the Board should have a meaningful ownership interest in Greater Bay stock and are expected to act in a manner consistent with the duties of care and loyalty owed to the Company. New directors elected or appointed to the Board after January 1, 2004 will be required to resign after the expiration of the elected term during which they turn 75 years of age. This mandatory retirement age does not apply to those directors in office as of December 31, 2003.

Other important factors the Board Governance and Nominating Committee will consider include current knowledge, experience and contacts in Greater Bay’s industries and other industries relevant to Greater Bay’s business, ability to work together with other Board members, ability to serve as a significant and active resource for referrals and business development and the ability to commit adequate time to serve as a director of Greater Bay.

One of the goals of the Board Governance and Nominating Committee is to maintain a strong and experienced Board by annually assessing the Board’s business background. We seek to have a Board of Directors with a diversity of experiences in business, finance, public service and other areas relevant to our business, and who bring diverse perspectives and backgrounds to the Company. The Board Governance and Nominating Committee will conduct an annual assessment of the composition of the Board, and will advise the Board on any proposed changes or enhancements to Board composition and structure. If the Board agrees that the proposed changes or enhancements are necessary, the Board Governance and Nominating Committee will undertake a search process. The Board Governance and Nominating Committee has the authority to retain a search firm to identify director candidates.

Principles on Majority Voting

As a California corporation, Greater Bay is governed by the California Corporations Code, which requires that directors be elected by a plurality vote. Although we are required to follow this legal mandate for director elections, our Board has adopted a process designed to accomplish the same goal as a majority vote standard.

Our corporate governance guidelines provide that, in an uncontested election of directors (i.e,. an election, where the only nominees are those recommended by the Board of Directors), any nominee for director who receives a greater number of votes “withheld” for election than votes “for” election must promptly tender his or her resignation. The Board Governance and Nominating Committee will then consider the resignation and make a recommendation to the Board whether to accept the resignation. In considering the resignation, the Board will look at all factors deemed relevant including, but not limited to, the reasons why shareholders withheld votes, the length of service, qualifications and contributions of the director and the Company’s corporate governance guidelines.

The Board will act on the committee’s recommendation no later than 90 days following the date of the shareholders’ meeting when the election occurred. Subsequently, the Board will publicly disclose in a Form 8-K the Board’s decision whether to accept or reject the resignation as tendered. To the extent that the director’s resignation is accepted by the Board, the Board Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or to reduce the size of the Board.

If a majority of the members of the Board Governance and Nominating Committee receive a greater number of votes withheld from their election than votes for their election at the same election, then the independent directors on the Board who did not receive a greater number of votes “withheld” from their election than votes “for” their election will appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject them.

Consideration of Shareholder Nominees

The policy of the Board Governance and Nominating Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors. In evaluating potential nominees, the Board Governance and Nominating Committees will look at the same factors described under the heading “Board Qualification and Selection Process” above. Recommendations must be submitted in writing to the attention of the Chair of the Board Governance and Nominating Committee at the following address, and should include a detailed resume:

Chair, Board Governance and Nominating Committee

Greater Bay Bancorp

1900 University Avenue, 6th Floor

East Palo Alto, California 94303

The Board Governance and Nominating Committee will then screen potential candidates to determine if they meet the qualification criteria. For those candidates who meet the criteria, the Committee will conduct a due diligence review of the candidates’ qualifications and interview the candidate if he or she is not already known to the committee.

Additional procedures for shareholders to directly nominate directors is set forth in the Notice of 2006 Annual Meeting of Shareholders.

Executive Sessions

Executive sessions of the independent directors are held on a regular basis. The executive sessions are chaired by a presiding director selected by the independent directors at each session.

Attendance at Annual Meetings

The Board encourages all members to attend the annual meeting of shareholders. At the 2005 annual meeting of shareholders, all Board members attended the annual meeting.

Communications with the Board

Individuals may communicate with the Board of Directors, including a committee of the Board or individual directors by writing to the following address:

Greater Bay Bancorp

1900 University Avenue, 6th Floor

East Palo Alto, California 94303

Attention: Corporate Secretary

All communications sent to the Board of Directors will be communicated with the entire Board of Directors unless the Chairman of the Board reasonably believes communication with the entire Board of Directors is not appropriate or necessary or unless the communication is addressed solely to a specific committee or an individual director.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer, other key executives and our principal outside advisors (legal counsel, outside auditors, investment bankers and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

Greater Bay Bancorp’s Bylaws currently permit the number of Board members to range from 11 to 21, leaving the Board authority to fix the exact number of directors within that range. The Board has fixed the exact number of directors at 14. The Board of Directors has determined that all of its directors, except for Mr. Scordelis, Mr. de Grosz and Mr. Matteson, are “independent” as defined by the applicable rules and regulations of The Nasdaq Stock Market.

The Board held 16 meetings during 2005. Each incumbent director attended at least 75% of the total number of Board meetings plus meetings of the standing committees on which that particular director served.

The Committees of the Board

The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has five standing committees: the Audit Committee, Compensation Committee (which has an Executive Compensation Subcommittee), Executive Committee, Asset-Liability Management Committee, and Board Governance and Nominating Committee. The charters of the Audit, Compensation and Board Governance and Nominating Committees are available on our website at www.gbbk.com.

Audit Committee.    Greater Bay has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee Charter adopted by the Board sets out the responsibilities, authority and specific duties of the Audit Committee. The Audit Committee Charter is included with this proxy statement as Annex A. Pursuant to the charter, the Audit Committee has the following primary duties and responsibilities:

•	To monitor the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	To monitor the qualifications and independence of our independent registered public accounting firm;

•	To monitor the performance of our independent registered public accounting firm and internal audit and credit review functions; and

•	To provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and has direct access to the independent auditors as well as anyone in the Greater Bay organization. The Audit Committee has the ability to retain special legal or accounting experts, or such other consultants, advisors or experts it deems necessary in the performance of its duties and shall receive appropriate funding from the Company for payment of compensation to any such person. The Audit Committee works closely with management and our independent auditors. The Audit Committee currently consists of Messrs. Randlett (Chairman), Libarle, McLaughlin and Seiler each of whom is “independent,” as defined by the rules and regulations of The Nasdaq Stock Market. The Board of Directors has designated Messrs. McLaughlin, Randlett and Seiler as “audit committee financial experts,” as that term is defined by SEC regulations issued under the Sarbanes-Oxley Act of 2002. The Audit Committee held 17 meetings during 2005.

Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this Report by reference.

The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of Greater Bay Bancorp.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Greater Bay Bancorp’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditors and the independent registered public accounting firm.

In discharging its oversight responsibility, the Audit Committee hereby reports as follows:

1. The Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the independent registered public accounting firm for Greater Bay Bancorp. Management represented to the Audit Committee that all consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.

2. The Audit Committee has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

3. The Audit Committee has obtained from the independent registered public accounting firm a formal written statement describing all relationships between Greater Bay Bancorp and such firm that bear on the firm’s independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The Audit Committee discussed with the independent registered public accounting firm any relationships that may impact the firm’s objectivity and independence and satisfied itself as to the firm’s independence.

4. Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

Respectfully submitted by the members of the Audit Committee:

Donald H. Seiler, Chair

Daniel G. Libarle

Glen McLaughlin

Thomas E. Randlett

Compensation Committee.    Greater Bay has a separately designated Compensation Committee, which consists entirely of independent directors as defined by the rules and regulations of The Nasdaq Stock Market. Pursuant to its charter, the Compensation Committee has the following responsibilities:

•	Review and approve our compensation philosophy;

•	Review industry compensation practices and our relative compensation positioning;

•	Approve compensation paid to our chief executive officer and other executive officers;

•	Issue an annual report on executive compensation for inclusion in our proxy statement;

•	Annually review director compensation and recommend to our Board for approval the form and amount of director compensation;

•	Annually review and approve our executive compensation programs, plans and awards;

•	Administer our short-term and long-term executive incentive plans and other stock or stock-based plans; and

•	Review and approve general employee welfare benefit plans and other plans on an as needed basis.

During 2005, the Compensation Committee held 12 meetings and the Executive Compensation Subcommittee held 16 meetings. The current members of the Compensation Committee are Messrs. Gatto (Chairman), Lund, McLaughlin, Randlett and Seiler. Mr. Seiler is not a member of the Executive Compensation Subcommittee.

Board Governance and Nominating Committee.    The purposes of the Board Governance and Nominating Committee include: (1) identifying individuals qualified to become Board members and making recommendations to the full Board of candidates for election to the Board; (2) recommending to the Board corporate governance guidelines; (3) leading the Board in an annual review of its performance; and (4) recommending director appointments to Board committees. Mr. Gatto chairs the Board Governance and Nominating Committee, and Ms. Meier serves as the Vice Chair. The other members of the committee are Messrs. Libarle, Lund and Marcus. All of the members of the Board Governance and Nominating Committee are “independent” directors as defined by the rules and regulations of The Nasdaq Stock Market. The Board Governance and Nominating Committee held 6 meetings during 2005.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee serves or has served as an officer or employee of Greater Bay Bancorp or its subsidiaries. Mr. Seiler has an interest in a building leased by Greater Bay Bank, N.A., a subsidiary of the Company (referred to herein as the Bank). See “Certain Relationships and Related Transactions.”

Section 16(a) Beneficial Ownership Reporting Compliance by Directors and Executive Officers

Section 16(a) of the Exchange Act requires our directors and executive officers to file reports with the SEC and The Nasdaq Stock Market on changes in their beneficial ownership of Greater Bay Bancorp Capital Stock, and to provide the Company with copies of the reports.

Based solely on our review of these reports or of certifications to us that no report was required to be filed, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them during the 2005 fiscal year, except for one late filing by Mr. de Grosz reporting one transaction and two late filings for Mr. Libarle relating to three transactions.

How We Compensate Directors

Greater Bay Bancorp has a policy of compensating directors for their service on the Boards of the Company, the Bank and ABD Insurance and Financial Services (referred to herein as ABD). In 2005, each non-employee director received annual retainers of $9,000 for service on the Company’s Board, $9,000 for service on the Bank’s Board and $2,000 for service on the ABD Board. In addition, directors received $500 for each regular meeting attended of the Company’s Board and the Bank’s Board. The Chairman receives an additional retainer of $15,000 for serving as Chairman of the Company’s Board and $15,000 for serving as Chairman of the Bank’s Board. The Vice Chairman receives an additional fee of $8,000 for serving as Vice Chairman of the Company’s Board. Mr. Scordelis does not receive any compensation as a director. His compensation is discussed below in the section entitled “How We Compensate Executive Officers.” Mr. de Grosz is Co-Chairman of ABD and receives compensation in such capacity as described in “Certain Relationships and Related Transactions.”

Directors also receive fees for service on Company and Bank Board committees as follows:

Committee	Fee per regular meeting attended	Chair fee
Executive	$1,500	$18,000
Audit	$1,500	$30,000
Compensation	$1,000	$12,000
Governance and Nominating	$1,000	$ 4,000
ALCO	$2,500	$16,000
Loan	$1,000	$12,000
Trust Oversight	$ 667	$ 4,000
Marketing	$1,000	$ 4,000

Fees for attendance at special committee meetings are paid at the discretion of the committee chair and generally range between $500 and $1,000 per meeting. The total fees paid to directors in 2005, including Chair/Vice Chair fees, per meeting fees and committee fees, were $1,143,665.

Directors are also eligible to participate in Greater Bay Bancorp’s 1996 Stock Option Plan and will be eligible to participate in our Omnibus Equity Incentive Plan if it is approved by our shareholders at the Annual Meeting. In 2005, the following grants of restricted stock were made: Mr. Matteson, 10,000 shares; Mr. Seiler, 9,000 shares; Mr. Gatto, 5,500 shares; Messrs. Kalkbrenner and McLaughlin, 4,000 shares; and Messrs. Libarle, Lund, Marcus and Thompson and Ms. Meier, 3,000 shares. Messrs. Kaplan and Randlett each received options to purchase 10,000 shares of Common Stock at the time they were appointed to the Board. Restrictions on the restricted stock grants lapse 50% annually over a two-year period. The option awards vest 20% annually over a five year period. Directors are also entitled to the protection of certain indemnification provisions in Greater Bay Bancorp’s Restated Articles of Incorporation, Bylaws and indemnification agreements.

Certain Relationships and Related Transactions

The Bank has had and expects in the future to have banking transactions in the ordinary course of business with our directors and officers or associates of our directors and officers. We may also have banking transactions with corporations of which our directors or officers may own a controlling interest, or also serve as directors or officers. These transactions have taken place and will take place on substantially the same terms, including interest and collateral, as those prevailing for comparable transactions with others, and comply with the provisions of the Sarbanes-Oxley Act of 2002. We believe that these transactions involving loans did not present more than the normal risk of noncollectibility or present other unfavorable features.

The Bank leases its offices at 420/430 Cowper Street, Palo Alto, California 94301 from MPB Associates, LLC. Mr. Seiler, a director of the Company, owns a 10% non-controlling member interest in MPB Associates, LLC. The property manager is Matteson Real Estate Equities, Inc. in which Mr. Matteson has a 47% ownership interest. The lease has been extended through January 2010. The Bank pays monthly rent of $80,234 for the leased space, subject to an annual rent adjustment of 3.5%. Additionally, the Bank pays real property taxes, utilities and building insurance, to the extent they exceed, on an annual basis, $1.40 per rentable square foot, $1.60 per rentable square foot, and $0.14 per rentable square foot, respectively. The lease also contains a provision granting the Bank a right of first refusal to purchase the building during the term of the lease upon the same terms and conditions that the landlord is willing to accept from a third party.

ABD leases its offices at 305 Walnut Street, Redwood City, California 94063, from 305 Walnut Associates, LLC. That entity is owned 50% by Matteson Real Estate Equities, Inc. and 50% by 305 Walnut Partners. Two directors of Greater Bay, Messrs. Matteson and de Grosz, have ownership interests in 305 Walnut Associates, LLC. Mr. Matteson owns 47% of Matteson Real Estate Equities, Inc. and, therefore, 23.5% of 305 Walnut Associates, LLC. Mr. de Grosz owns 25% of 305 Walnut Partners and, therefore, 12.5% of 305 Walnut Associates, LLC. The lease term extends through November 12, 2010. ABD pays a monthly rent of $229,604 (subject to an annual rent adjustment of 3%) and all property taxes and operating expenses associated with the leased premises. The lease also provides for a rent adjustment beginning in 2006 based on the greater of (a) the base rent as then in effect or (b) 90% of the fair market rental value at that time.

ABD has also entered into a lease dated December 2, 2002, with 42 Natomas Park Drive, LLC for office space in Sacramento, California. Mr. de Grosz has a 7.14% interest in 42 Natomas Park Drive, LLC. Under the lease, ABD pays a monthly rent of $82,617 (subject to an annual rent adjustment of 3%) and all property taxes and operating expenses associated with the leased premises. The lease term extends through August 2013.

On December 2, 2005, Greater Bay and ABD entered into an Employment Agreement, as amended on January 31, 2006, (the “Agreement”) with Mr. de Grosz. The Agreement provides for his continued employment with ABD for a five-year term commencing on January 1, 2006. Under the Agreement, Mr. de Grosz serves as Co-Chairman of ABD on a full-time basis for a three-year term and as a part-time employee during the final two years of the Agreement.

During the first three years of employment, the Agreement provides for, among other things (a) a base salary of $450,000 per year; (b) the grant of a restricted stock award of 18,000 shares of Greater Bay’s Common Stock under Greater Bay’s 1996 Stock Option Plan (the “Option Plan”) and a stock option to purchase 35,000 shares of Greater Bay’s Common Stock under the Option Plan, with future option grants or restricted stock grants in the sole discretion of the Board of Directors; (c) annual bonus compensation in the form of restricted stock under the Option Plan, at the discretion of Greater Bay’s Chief Executive Officer, from 0% to 120% of Mr. de Grosz’ base salary, with a target of 60% of Mr. de Grosz’ base salary and subject to the attainment of certain performance objectives; (d) a long-term incentive award in an amount equal to 5% of the total funded value of ABD’s long term incentive plan, if that plan is funded and participants in the plan receive distributions; (e) eligibility to participate in group benefit plans and programs of ABD; (f) reimbursement for reasonable, ordinary and necessary business expenses incurred by Mr. de Grosz in connection with his employment, including travel costs; and (g) six weeks of paid vacation annually.

During the final two years of employment, the Agreement provides for, among other things (a) base compensation of $120,000 per year for approximately 20 hours per month; (b) for hours in excess of 20 hours per month, Mr. de Grosz will be compensated at the rate of $400 per hour; (c) participation in ABD’s employee medical, dental and vision plans to the extent eligible with Mr. de Grosz responsible for paying the full premium cost of the plans, without any contribution to the premium by ABD or Greater Bay; (d) continued vesting of any stock options or restricted stock granted to Mr. de Grosz; and (e) reimbursement for reasonable business expenses incurred in connection with performing his consulting services, as approved by Greater Bay’s Chief Executive Officer.

If ABD or Greater Bay terminates Mr. de Grosz’s employment for cause, Mr. de Grosz will be paid only his base salary earned through the date of termination, as well as pay for any vacation accrued but not used as of that date. If ABD or Greater Bay terminates the Agreement without cause (other than in connection with a change in control as defined in Greater Bay’s Change in Control Pay Plan II during the first three years), then Mr. de Grosz will be entitled to (i) his base salary earned through the termination date plus any accrued but unused vacation pay; and (ii) his base salary from the date of termination through February 28, 2011. The payment will be made in a lump sum on the first day of the seventh calendar month following the date of termination. If ABD or Greater Bay terminates the Agreement or Mr. de Grosz’s employment during the first three years in connection with a change in control (as defined in Greater Bay’s Change in Control Pay Plan II),

Mr. de Grosz would be entitled to receive benefits under Greater Bay’s Change in Control Pay Plan II, plus an additional $240,000 representing the value of the final two years of the employment term. In the event of death or permanent disability, Mr. de Grosz or his estate will receive an amount equal to the unpaid base salary which would have been paid to Mr. de Grosz through February 28, 2011.

For a period of two years following termination of the Agreement, Mr. de Grosz may not solicit any ABD employee to leave the employ of ABD or certain identified customers of ABD to move their business from ABD.

Executive Officers

Set forth below are the names and five-year biographies of Greater Bay Bancorp’s current executive officers.

Name and Age	Principal Occupation and Business Experience
Byron A. Scordelis (56)	President, Chief Executive Officer and a director. Between May 2001 and October 7, 2003, he served as Senior Executive Vice President and Chief Operating Officer of Greater Bay Bancorp. On October 7, 2003, Mr. Scordelis was appointed President of Greater Bay Bancorp, and on January 1, 2004, he also became Chief Executive Officer and a Director of Greater Bay Bancorp. Mr. Scordelis also serves as President and Chief Executive Officer of the Bank. He was employed by Wells Fargo Bank, N.A. from 1998 to 2001 as the Regional President of the San Francisco Bay Area Region and Corporate Executive Vice President. From 1988 to 1998, Mr. Scordelis served as the President and Chief Executive Officer of EurekaBank. He currently serves as a member of the Local Agency Investment Fund Advisory Board for the State of California, the Board of Directors of the California Bankers’ Association, and the Board of Regents of Santa Clara University.

James S. Westfall (53)	Executive Vice President and Chief Financial Officer since May 2004. From 2000 to April 2004, Mr. Westfall served as Chief Financial Officer of Chela Financial. From 1983 to 1999, Mr. Westfall held various positions with BankAmerica Corporation, most recently as Senior Vice President and Assistant Treasurer. From 1978 to 1983 he served as Manager of Financial Analysis and Planning for Itel Corporation.

Peggy Hiraoka (51)	Executive Vice President, Human Resources since September 2003. From 2000 to September 2003, Ms. Hiraoka was in charge of her own human capital management consulting firm specializing in employee relations, compensation and organizational development. From April 1998 to May 2000, she served as Executive Director of Human Resources at Stanford University. From 1988 to 1997, she served as Executive Vice President and Chief Administrative Officer at EurekaBank. Prior to EurekaBank, Ms. Hiraoka held various human resources and administrative positions at Bank of America from 1973 to 1988.

Colleen Anderson (50)	Executive Vice President and President of Greater Bay’s Community Banking Group since December 2004. Ms. Anderson previously served as the Regional President of Wells Fargo Bank’s Southern California Community Banking Group and Executive Vice President and head of Business Banking in California. Earlier, Ms. Anderson managed Well Fargo’s business banking activities in its nine western states prior to the 1998 merger with Norwest Bank. Before moving into business banking in 1991, Ms. Anderson served as district manager for Wells Fargo markets located in Los Angeles and San Francisco. Beginning in 1976, Ms. Anderson held various positions with Crocker Bank.

Name and Age	Principal Occupation and Business Experience
Kenneth A. Shannon (53)	Executive Vice President and Chief Risk Officer since December 2002. Mr. Shannon previously served as Executive Vice President and Chief Credit Officer of California Federal Bank from March 2001 to December 2002, Senior Vice President and Credit Policy Director from October 1994 to March 2001 and First Vice President and Risk Asset Review Director from August 1993 to October 1994. From 1986 until 1993, Mr. Shannon held positions with the Office of Thrift Supervision, including Assistant Regional Director from March 1991 to August 1993.

Linda M. Iannone (48)	Senior Vice President, General Counsel and Corporate Secretary since October 1998. From November 1996 to September 1998, Ms. Iannone served as Associate General Counsel of Aames Financial Corporation, a mortgage banking company located in Los Angeles, California. Prior to joining Aames, she practiced corporate, securities and banking law with Manatt, Phelps & Phillips, LLP in the firm’s Washington, D.C. office, as an associate from 1987 to 1991 and as a partner from 1992 to 1996. Previously, she was an attorney advisor with the U.S. Department of Housing and Urban Development and the U.S. Department of Health and Human Services.

Kamran F. Husain (40)	Senior Vice President, Controller and Chief Accounting Officer. Mr. Husain joined Greater Bay Bancorp in April 1999 as Senior Vice President of Finance and Risk Management and has subsequently held roles in corporate development, accounting, financial reporting and planning. From August 1993 to April 1999, he held various positions with PricewaterhouseCoopers LLP, most recently as Senior Audit Manager. Prior to that time, he worked as a Financial Analyst with Kidder Peabody in New York.

How We Compensate Executive Officers

Summary Compensation.    The following table summarizes information about compensation paid to or earned by our Chief Executive Officer, Byron A. Scordelis during 2005. It also summarizes the compensation paid to or earned by our four most highly compensated executive officers who earned salary and bonus compensation in excess of $100,000 during 2005 and were serving as executive officers at December 31, 2005.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation			All Other Compensation (5) ($)
Awards
Name and Principal Position	Year	Salary (1) ($)		Bonus (2) ($)		Other Annual Compensation (3) ($)		Restricted Stock Awards (4) ($)		Securities Underlying Options/SARS (4) (#)
Byron A. Scordelis President & Chief Executive Officer	2005 2004 2003	$ $ $	658,333 575,000 385,000	$ $ $	375,000 300,000 375,000	$ $ $	29,028 15,884 17,945	$ $ $	636,525 289,200 85,900	40,000 50,000 40,000	$ $ $	16,766 12,992 25,671

James S. Westfall (6) Executive Vice President and Chief Financial Officer	2005 2004	$ $	350,000 233,333	$ $	210,000 150,000	$ $	21,665 26,998	$ $	282,900 138,450	16,000 20,000		$11,288 —

Colleen Anderson (7) Executive Vice President and President, Community Banking Group	2005 2004	$ $	325,000 11,286	$ $	200,000 100,000	$ $	90,752 417		$256,475 —	30,000 —		— —

Kenneth A. Shannon Executive Vice President and Chief Risk Officer	2005 2004 2003	$ $ $	296,667 275,000 250,700	$ $ $	250,000 240,000 200,000	$ $ $	12,000 12,000 12,000		$282,900 — —	16,000 25,000 5,000	$ $ $	8,817 8,202 2,838

Peggy Hiraoka (8) Executive Vice President, Human Resources	2005 2004 2003	$ $ $	248,333 240,000 80,000	$ $ $	200,000 200,000 60,000	$ $ $	12,000 12,000 4,000	$ $	235,750 — 109,900	8,000 10,000 15,000	$ $ $	10,370 8,997 3,806

(1)	Annual salary includes cash compensation earned and received by executive officers as well as base salary amounts earned but deferred at the election of those officers under Greater Bay Bancorp’s 401(k) Plan and Deferred Compensation Plan.

(2)	Amounts indicated as bonus payments were earned for performance during 2005, 2004, and 2003 but paid in the first quarters of 2006, 2005, and 2004, respectively. Also included in amounts indicated as bonus payments are any bonus amounts deferred at the election of those officers under Greater Bay Bancorp’s Deferred Compensation Plan.

(3)	No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer’s total annual salary and bonus during 2005, 2004 and 2003. Amounts shown are as follows:

Mr. Scordelis’ amounts are (a) for 2005: $12,000 for car allowance and $14,811 for excess vacation accrual payout and $2,217 for country club dues; (b) for 2004: $12,000 for car allowance and $3,884 for country club dues; and (c) for 2003: $12,000 for car allowance and $5,945 for country club dues.

Mr. Westfall’s amounts are (a) for 2005; $12,000 for car allowance and $9,665 for temporary housing; (b) for 2004; $8,000 for car allowance and $18,998 for temporary housing.

Ms. Anderson’s amounts are (a) for 2005; $12,000 for car allowance and $78,752 for temporary housing, which includes a gross-up for taxes on the reimbursed housing expenses; (b) for 2004; $417 for car allowance.

Mr. Shannon’s amounts are for car allowance.

Ms. Hiraoka’s amounts are for car allowance.

(4)	As of December 31, 2005, the following executive officers held shares of restricted stock in the amounts indicated:

	Number of Shares of Restricted Stock	Aggregate Value of Shares of Restricted Stock
Byron A. Scordelis	38,000	$973,560
James S. Westfall	16,000	$409,920
Colleen Anderson	10,000	$256,200
Kenneth A. Shannon	12,000	$307,440
Peggy Hiraoka	13,000	$333,060

(5)	Amounts shown for Mr. Scordelis include (a) for 2005, $8,750 in 401(k) plan matching contributions and $8,016 in imputed value of split dollar life insurance; (b) for 2004, $8,125 in 401(k) plan matching contributions and $4,867 in imputed value of split dollar life insurance; and (c) for 2003, $7,500 in 401(k) plan matching contributions, $4,230 in imputed value of split dollar life insurance and $13,941 in excess accrued interest on deferred compensation.

Amount shown for Mr. Westfall includes for 2005, $8,750 in 401(k) plan matching contributions and $2,538 in imputed value of split dollar life insurance.

Amounts shown for Mr. Shannon include (a) for 2005, $8,750 in 401(k) plan matching contributions and $67 in imputed value of split dollar life insurance; (b) for 2004, $8,125 in 401(k) plan matching contributions and $77 in imputed value of split dollar life insurance; and (c) for 2003, $2,838 in imputed value of split dollar life insurance.

Amounts shown for Ms. Hiraoka include (a) for 2005, $8,750 in 401(k) plan matching contributions and $1,620 in imputed value of split dollar life insurance; (b) for 2004, $8,125 in 401(k) plan matching contributions and $872 in imputed value of split dollar life insurance; and (c) for 2003, $3,806 in 401(k) plan matching contributions.

(6)	Mr. Westfall joined the Company in May 2004.

(7)	Ms. Anderson joined the Company in December 2004.

(8)	Ms. Hiraoka joined the Company in September 2003.

Greater Bay Bancorp’s Stock Option Plan.    The Greater Bay Bancorp Board of Directors has adopted the Option Plan. Options and restricted stock granted under the Option Plan contain a provision that takes effect upon a “change in control” of Greater Bay Bancorp. Prior to the occurrence of any such change in control, all options granted under the Option Plan will become immediately exercisable and all restrictions on restricted stock will immediately lapse.

Option Grants in 2005.    Greater Bay granted stock options in 2005 to our named executive officers as set forth below. All options were granted pursuant to the Option Plan.

Option/SAR Grants in 2005 (1)

	Individual Grants
Name	Number of Securities Underlying Option/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term
					(f) 5%	(g) 10%
Byron A. Scordelis	40,000	4.48%	$23.575	4/25/15	$593,048	$1,502,899
James S. Westfall	16,000	1.79%	$23.575	4/25/15	$237,219	$601,160
Colleen Anderson	10,000	1.12%	$27.720	1/24/15	$148,261	$375,725
	20,000	2.24%	$23.575	4/25/15	$348,659	$883,571
Kenneth A. Shannon	16,000	1.79%	$23.575	4/25/15	$237,219	$601,160
Peggy Hiraoka	8,000	0.90%	$23.575	4/25/15	$118,610	$300,580

(1)	Under the Option Plan, options and restricted stock may be granted to directors and key, full-time salaried officers and employees of Greater Bay Bancorp or its subsidiaries. Options granted under the Option Plan are either incentive options or non-statutory options and become exercisable in accordance with a vesting schedule established at the time of grant. In general, options reflected in the table become exercisable in equal installments over a five year period. The period during which options may be exercised may not extend beyond ten years from the date of grant. Options and restricted stock granted under the Option Plan are adjusted to protect against dilution in the event of certain changes in Greater Bay Bancorp’s capitalization, including stock splits and stock dividends. All options granted to executive officers have an exercise price equal to the fair market value of Greater Bay Bancorp’s Common Stock on the date of grant.

In December 2005, the Company accelerated the vesting of options granted under the Option Plan which had an exercise price of $25.54 or greater, including those granted to directors and executive officers. In connection with this accelerated vesting, each director and executive officer entered into an agreement with the Company committing not to sell any stock received on exercise of any such option prior to the date on which the option would have been exercisable without regard to the acceleration.

Aggregated Option Exercises and Option Values.    The following table sets forth the specified information concerning exercises of options to purchase Greater Bay Bancorp Common Stock in the fiscal year ended December 31, 2005 and unexercised options held as of December 31, 2005 by the persons named in the Summary Compensation Table.

Aggregated Option/SAR Exercises in Fiscal Year 2005 and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARS at 12/31/05 (#)		Value of Unexercised In-the-Money Options/SARS at 12/31/05 ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Byron A. Scordelis	—	—	101,998	68,002	$144,623	$286,777
James S. Westfall	—	—	20,000	16,000	$—	$32,720
Colleen Anderson	—	—	20,000	10,000	$—	$20,450
Kenneth A. Shannon	—	—	36,000	25,000	$95,868	$115,697
Peggy Hiraoka	—	—	16,000	17,000	$21,840	$49,120

(1)	Based on the closing price of Greater Bay Bancorp Common Stock on December 30, 2005, which was $25.62.

Long-Term Incentive Plan.    The following Long-Term Incentive Plan table sets forth certain information regarding long-term incentive awards to our named executive officers during 2005.

Long-Term Incentive Plans — Awards In Fiscal Year 2005
Name	Numbers of Shares, Units Or Other Rights (#)	Performance Period (1)	Estimated Future Payouts Under Non-Stock Price-Based Plans (2)
			Threshold ($)	Target ($)	Maximum ($)
Byron A. Scordelis	Not Applicable	2005-2007	$253,125	$506,250	$1,012,500
James S. Westfall	Not Applicable	2005-2007	$87,500	$175,000	$350,000
Colleen Anderson	Not Applicable	2005-2007	$81,250	$162,500	$325,000
Kenneth A. Shannon	Not Applicable	2005-2007	$75,000	$150,000	$300,000
Peggy Hiraoka	Not Applicable	2005-2007	$50,000	$100,000	$200,000

(1)	Amounts are payable 50% in the first quarter of 2008 and, subject to continued satisfaction of Company level operational criteria in 2008, 50% in the first quarter of 2009.

(2)	Amounts shown assume that Company operating cash flow for each of 2006 and 2007 equals the Company’s operating cash flow for 2005.

Greater Bay Bancorp 401(k) Profit Sharing Plan.    The Company maintains the Greater Bay Bancorp 401(k) Profit Sharing Plan, referred to as the “401(k) Plan,” which is a funded retirement plan intended to be qualified under IRC Section 401(a). The Company’s eligible employees may elect to defer a portion of their base salaries, commissions and regular annual bonuses (up to 50%, but not exceeding the IRC dollar limits) as contributions to the 401(k) Plan. For 2005, the Company made matching contributions to the 401(k) Plan in the amount of 62.5% of each participant’s elective deferral contributions up to 8% of compensation deferred. Beginning in 2006, the Company increased the matching contributions to 75% of the first 4% of compensation deferred and 62.5% of the next 4% of compensation deferred. Matching contributions to the 401(k) Plan are made in cash and vest ratably over the first four years of employment.

Each named executive’s matching contributions to the 401(k) Plan are shown under “All Other Compensation” in the Summary Compensation Table above.

Supplemental Executive Retirement Plan.    Prior to 2005, the Company entered into defined benefit supplemental employee retirement plan agreements (SERPs) with certain of its executive officers and other key employees. (In 2005, the Company adopted a new defined benefit supplemental employee retirement plan which is described under “Greater Bay Bancorp 2005 Supplemental Executive Retirement Plan” below.) The SERPs are generally unfunded and are not qualified under IRC Section 401(a). Under these SERP agreements, the Company is generally obligated to provide for each such employee who continues in employment for a specified period, or, if earlier, until the employee’s total disability or our change in control, a monthly benefit beginning at the employee’s retirement and continuing for the employee’s life in the amount defined or determined in each agreement. In most cases, a related split-dollar life insurance agreement provides a death benefit for the employee’s spouse or other beneficiaries. Certain current and former executive employees have additional supplemental retirement benefits that are funded through secular trusts. The Company is obligated to make annual contributions to the secular trusts for the benefit of these employees in the amounts necessary to provide specified benefit payments beginning at retirement age. The annual contributions to the trusts are taxable income to these employees, and annually, the Company pays withholding taxes for the benefit of these employees in the additional amounts necessary to cover their income and employment tax liabilities on the contributions to the trusts. The secular trusts hold life insurance policies on these employees’ lives under which the contributions are invested and benefits paid. The annual benefit for an executive under this plan is fixed when the executive enters the plan at an amount then estimated to be 60% (70% for Mr. Scordelis) of projected salary at the earlier of ten years of participation in the plan or age 62, based on the executive’s base salary when he or she enters the plan with assumed annual salary increases of 4% thereafter (no assumed salary increases for Mr. Scordelis). This amount is periodically reviewed by the Company and may be adjusted from time to time, but the Company has no obligation to make any adjustments.

For Messrs. Scordelis and Shannon, the retirement benefit has two components, an unfunded benefit that is payable by the Company for the executive’s lifetime and a funded benefit provided through an insurance policy owned by a secular trust established for the benefit of the executive. The funded portion of the benefit is “trued up” at time of retirement to an amount expected to provide a specified benefit each year until the executive reaches age 85. Once the “true up” occurs at retirement, the Company has no further funding obligation and the executive may take payment of the benefit from the trust in any manner that he or she chooses. Ms. Hiraoka and Mr. Westfall have only unfunded SERP benefits. Ms. Anderson does not have an individual SERP agreement, but instead participates in the 2005 SERP (discussed below).

The estimated annual benefits (unfunded and funded) under these SERP agreements payable at age 62 for the named executive officers are set forth in the table below:

Name	Annual Benefit (Unfunded)	Annual Benefit (Funded)
Mr. Scordelis	$161,000	$144,900
Mr. Westfall	$298,895	$—
Ms. Anderson	$—	$—
Mr. Shannon	$115,459	$69,276
Ms. Hiraoka	$204,957	$—

For Messrs. Scordelis, Westfall and Shannon and Ms. Hiraoka, the retirement benefit is fully vested on the earlier of 10 years of participation in the plan or the executive’s attainment of age 62. If the executive voluntarily terminates employment with the Company, prior to becoming fully vested, he or she will be 0% vested in the unfunded portion of the benefit. If the Company terminates the executive without cause, he or she will be 20% vested for each year of participation in the plan beginning with the sixth year of participation until fully vested. An executive will become fully vested in the event his or her employment terminates as a result of his or her disability or a change in control of the Company. Prior to becoming fully vested, Messrs. Scordelis and Shannon are entitled to receive the funded portion of their benefits only to the extent provided by the assets then held in the secular trust.

As of December 31, 2005, Mr. Scordelis had five years of participation, Mr. Shannon had four years of participation, Ms. Hiraoka had three years of participation, and Mr. Westfall had two years of participation in these SERPs.

The following table sets forth the amounts deposited into individual trusts for the following persons, combined with amounts the Company paid for income and employment tax withholding on the tax grossed up value of such amounts on behalf of these persons:

Name	Trust Contributions
	2005	2004	2003
Mr. Scordelis	$895,524	$895,524	$895,524
Mr. Westfall	—	—	—
Ms. Anderson	—	—	—
Mr. Shannon	154,695	$154,695	$154,695
Ms. Hiraoka	—	—	—
Total 8 persons in 2005, 9 persons in 2004, and 10 persons in 2003	$2,260,605	$2,958,929	$2,935,095

Greater Bay Bancorp 2005 Supplemental Executive Retirement Plan.    In 2005, the Company adopted a noncontributory retirement plan, called the Greater Bay Bancorp 2005 Supplemental Executive Retirement Plan (“2005 SERP”) for new executives who did not receive individual SERPs prior to 2005. The 2005 SERP is a defined benefit retirement plan that is unfunded and not qualified under IRC Section 401(a). The 2005 SERP provides a benefit at social security retirement age targeted at 50% (2% per year of service up to 25 years of service) of final average eligible compensation, with offsets for social security and other employer paid retirement benefits. Final average eligible compensation is base salary and annual bonuses, including elective deferrals of such amounts, for the highest three consecutive years of compensation during the seven-year period prior to termination or retirement. Retirement benefits are non-forfeitable for participants who terminate (i) on or after age 55 with at least ten years of service, (ii) on or after age 65, (iii) as a result of death or disability, or (iv) in connection with a change in control of the Company. A reduced early retirement benefit is available to participants who retire on or after age 55 (but prior to age 65) with at least ten years of service.

The table below illustrates the estimated annual benefits payable under the 2005 SERP to eligible employees at normal retirement age for various years of service and compensation levels. The table illustrates estimated benefits payable determined on a straight-life annuity basis. The table does not take into account the offset in benefits under the plan for other employer retirement benefits or Social Security benefits.

Pension Plan Table for 2005
Final Average Compensation	Years of Service
	10	15	20	25
200,000	$40,000	$60,000	$80,000	$100,000
300,000	$60,000	$90,000	$120,000	$150,000
400,000	$80,000	$120,000	$160,000	$200,000
500,000	$100,000	$150,000	$200,000	$250,000
600,000	$120,000	$180,000	$240,000	$300,000
700,000	$140,000	$210,000	$280,000	$350,000
800,000	$160,000	$240,000	$320,000	$400,000
900,000	$180,000	$270,000	$360,000	$450,000
1,000,000	$200,000	$300,000	$400,000	$500,000
1,100,000	$220,000	$330,000	$440,000	$550,000

As of December 31, 2005, annual payments under the 2005 SERP would be based upon an average annual compensation of $525,000 and 1 year of credited service for Ms. Anderson, who currently is the only participant in the 2005 SERP.

Deferred Compensation Plans.    The Company previously adopted the Greater Bay Bancorp 1997 Elective Deferred Compensation Plan, referred to as the “1997 DCP.” Under the 1997 DCP, eligible employees, including certain of the Company’s executive officers, have unfunded account balances relating to compensation deferred during the period from 1997 through 2003. Employees’ rights to receive their account balances under the 1997 DCP are all fully vested. Through April 30, 2004, 1997 DCP account balances earned hypothetical interest based on a long-term interest reference rate. Since May 1, 2004, 1997 DCP account balances are adjusted for hypothetical earnings and losses based on employee directed investments in selected mutual funds.

In 2004, the Company adopted the Greater Bay Bancorp 2004 Voluntary Deferred Compensation Plan, which has been amended and restated as the Greater Bay Bancorp 2005 Voluntary Deferred Compensation Plan, referred to as the “2005 DCP.” The 2005 DCP allows eligible employees, including the Company’s executive officers, to defer a portion of their salary and bonus compensation. All participants are fully vested at all times in their account balances under the 2005 DCP, which are adjusted for hypothetical earnings and losses based on employee directed investments in selected mutual funds.

Employment Contracts, Change in Control Arrangements and Termination of Employment

Employment Contracts.    Effective January 1, 2004, the Company entered into a five-year employment agreement with Byron A. Scordelis, our President and Chief Executive Officer. The agreement provides for, among other things (a) a base salary of no less than $575,000 per year, which the Board may adjust annually in its discretion; (b) bonus compensation determined by the Compensation Committee based on the Company’s performance metrics; (c) a disability insurance policy, the premiums of which (up to a maximum of $5,000 per year) will be paid by the Company; (d) the grant of an option to purchase 50,000 shares of Common Stock and a restricted stock grant of 10,000 shares at the first Compensation Committee meeting following the effective date of the Agreement, with future option grants or restricted stock grants in the sole discretion of the Board of Directors; (e) five weeks annual vacation; (f) an automobile allowance of $1,000 per month; (g) supplemental retirement benefits (see “Supplemental Executive Retirement Plan” above); and (h) reimbursement for ordinary and necessary expenses incurred by Mr. Scordelis in connection with his employment, including country club and health club dues. Greater Bay may terminate the agreement with or without cause.

Upon Mr. Scordelis’ involuntary termination of employment for any reason (other than for cause) or voluntary termination for good reason, Mr. Scordelis will be entitled to receive severance benefits equal to 30 months of base salary at the rate in effect immediately preceding the termination and an amount equal to three times the average of any annual or incentive bonuses paid to him over the three years immediately preceding such termination. In addition, all restricted stock, stock options and other equity incentives held by Mr. Scordelis would immediately vest. As defined in the agreement, “good reason” means (i) any diminution in Mr. Scordelis’ title, position, duties or responsibilities; (ii) any adverse change in his base salary; (iii) any relocation outside of the San Francisco Bay Area; or (iv) any material breach of the agreement by the Company.

In the event of an involuntary termination of employment for any reason (other than for cause) or any event occurs which, among other things, constitutes a demotion, significant diminution or constructive termination of Mr. Scordelis’ employment within two years of a change in control of Greater Bay, Mr. Scordelis will be entitled to receive severance pay equal to 36 months of base salary at the rate in effect immediately preceding the termination plus an amount equal to three times the average of any annual or incentive bonus paid to him over the three years immediately preceding such termination. In addition, Mr. Scordelis is entitled to receive this change in control payment in the event he voluntarily terminates his employment for any reason within 30 days immediately following the expiration of the sixth month following a change in control. Any change in control severance payment shall be increased to provide Mr. Scordelis with substantially the same economic benefit he would otherwise be entitled to in the event any portion of the amounts owed to Mr. Scordelis is subject to an excise tax under IRC Section 4999.

Change in Control Plans.    The Greater Bay Bancorp Board of Directors has adopted the Greater Bay Bancorp Change in Control Pay Plan I and the Greater Bay Bancorp Change in Control Pay Plan II, as amended and restated effective January 1, 2005 to provide eligible employees and key executives with severance benefits upon their termination of employment on account of a change in control.

The plans define change in control as a sale or change in ownership of Greater Bay Bancorp and provide participants with a severance benefit based on the participant’s title or position with Greater Bay Bancorp or a subsidiary as of the date he or she terminates employment in connection with a change in control. “Pay” for purposes of the plans means the annual salary paid to an employee and the average bonus paid to the employee in the three most recent years. Under the Change in Control Pay Plan II, the executive officers would be entitled to receive a severance benefit equal to 30 months of Pay plus a gross up amount to cover on an after-tax basis any excise taxes under IRC Section 4999 that may be imposed on them. Participants are entitled to receive a prorated portion of their incentive bonuses for the year of termination, health and life insurance coverage for up to 24 months, and out-placement services.

Severance Plans.    The Greater Bay Board has also adopted Severance Plan I and Severance Plan II, as amended and restated as of January 1, 2005. The plans provide each participant with a severance benefit based on the participant’s Pay, full years of service with Greater Bay or a subsidiary, and his or her title or position in Greater Bay or the subsidiary as of the date of his or her involuntary termination of employment due to layoff. “Pay” for purposes of the plans means the annual base salary paid to an employee.

Under Severance Plan II, Ms. Anderson, Ms. Hiraoka, Mr. Shannon and Mr. Westfall would be entitled to a severance benefit of no more than 18 months of Pay. Severance benefits that would be payable to Mr. Scordelis are covered by his employment agreement (see above).

Compensation Committee’s Report on Executive Compensation

Set forth below is a report of our Compensation Committee addressing the compensation philosophy and policies for 2005 applicable to our executive officers.

Compensation Committee Report

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Greater Bay Bancorp specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

Executive compensation policies and practices

The Committee is responsible for establishing the overall philosophy on executive compensation, administering the Company’s executive compensation program, including short-term and long-term incentive compensation and equity based plans, and determining the compensation of the Chief Executive Officer and all other executive officers.

The overall objective of the Company’s philosophy on executive compensation is to attract and retain key executive talent, ensuring that executives are provided appropriate incentives and overall compensation in a manner that directly aligns pay with performance and supports both the short-term and long-term interests of shareholders. We engage a third-party independent and nationally recognized compensation consulting firm to provide advice and recommendations on competitive market practices and specific compensation decisions.

Components of executive compensation

The key components of the executive compensation program are a competitive market-based salary, an annual incentive plan, a long-term performance-based incentive plan, grants of equity-based compensation in the form of stock options and/or restricted stock, and employee benefits. In establishing each component of compensation as well as the total compensation amount, we consider competitive data provided by our independent consultant as well as unique requirements for our Company. For 2005, the competitive data included publicly traded regional banks similar to the Company in size and scope as well as published compensation survey data for financial institutions.

The Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. In determining executive compensation, the Compensation Committee considers, among many factors, possible tax consequences to the Company. Tax consequences, including, but not limited to tax deductibility by the Company, are subject to many variables (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by our executives regarding options and other rights) that are beyond the control of either the Compensation Committee or the Company. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation that are consistent with its compensation goals and preserve deductibility. The Compensation Committee has designed many of the plans described below to comply with Internal Revenue Code 162(m) so that awards thereunder are fully deductible.

During 2004, the Compensation Committee, working with the independent compensation consulting firm, redesigned its approach to short-term and long-term performance-based incentive compensation. The assessment and redesign efforts were completed in January 2005 by a Subcommittee of the Compensation Committee and approved by the shareholders at the 2005 Annual Meeting of Shareholders.

During 2005 and early 2006, the Compensation Committee, working with the independent compensation consulting firm, redesigned its approach to equity-based incentive compensation, adopting the Omnibus Equity Incentive Plan to replace the Option Plan, which expires in 2006. As required by Sections 422 and 162(m) of the Internal Revenue Code and NASDAQ, the material terms of the new Omnibus Equity Incentive Plan must be approved by the Company’s shareholders, and Proposal 3 requests that shareholders approve the terms of this new plan.

Fiscal 2005 Executive Compensation

Base Salaries

Base salaries for 2005 took into consideration the executive’s date in position, the responsibilities and accountabilities of the position and to the extent applicable and available, data on comparable positions in the industry, the experience of the individual executive, and the individual and business unit performance of the executive based on the representations and recommendations of the Chief Executive Officer (except for his own compensation). The Committee generally pays base salaries with reference to the 75th percentile or higher of the competitive data due to cost-of-living requirements in the San Francisco Bay Area and the experience level of the executives sought for the Company. In some cases, the Committee has consciously elected to pay at the top of the peer data in order to recruit and/or retain certain executive talent.

Annual Executive Incentive Plan

In 2005, the Company adopted the Greater Bay Bancorp Executive Incentive Plan (“EIP”), which was approved by shareholders at the 2005 Annual Meeting of Shareholders. The EIP provides annual cash bonuses to executives named in the Summary Compensation Table. As set forth in the EIP, the maximum pool of funds available for awards under the plan for purposes of Internal Revenue Code Section 162(m) is 2.5% of the Company’s operating cash flow for the applicable fiscal year. The Committee determines each participant’s maximum percentage share of the pool of funds available for awards under the EIP based on a percentage of the executive’s base salary for the applicable fiscal year such that, if specific performance measures are met or exceeded, the incentive awards will be between the 75th and 90th percentiles of the competitive market. For 2005, the Committee established financial and non-financial performance measures as Company-level operational criteria for the EIP. Based on the level of achievement of the 2005 EIP operational performance criteria, the Committee exercised negative discretion to reduce each participant’s maximum share of the EIP bonus pool to the bonus amounts set forth in the Summary of Compensation Table.

Long-term Incentive Compensation

In 2005, the Company adopted the Greater Bay Bancorp Long Term Incentive Plan (“LTIP”), which was approved by shareholders at the 2005 Annual Meeting of Shareholders. The LTIP provides executive officers with cash and grants of options or restricted stock or a combination of the two based on Company performance measures over rolling three-year performance periods. For each three-year period, LTIP participants share in a pool available for awards under the LTIP, the maximum amount of which is 1% of the Company’s operating cash flow for each year in the applicable three-year performance period. The Executive Compensation Subcommittee determines each participant’s maximum share of the pool available for awards under the LTIP, and the breakdown among cash, options and restricted stock, at the outset of each three-year performance period.

For the 2005-2007 cycle, the Executive Compensation Subcommittee determined each participant’s maximum percentage share of the pool of funds available for awards under the LTIP based on a percentage of the executive’s base salary for the fiscal year. For the 2005-2007 cycle, the Company established financial performance measures as Company level operational criteria for the LTIP. The Committee retained negative discretion to reduce each participant’s maximum share of the LTIP bonus pool to the amounts set forth in the LTIP table above. All LTIP awards also vest upon a “change in control” as defined in the LTIP.

In 2005, the Committee also used the Option Plan to provide long-term incentive compensation to its key executives and other employees. For the named executives, all of the stock option grants made under this plan in January 2005 vest ratably over a five-year period and have a term of ten years and the grants of restricted stock have a cliff vesting of three years.

Employee Benefits

The Company offers its executives health, welfare and other benefits that are generally available to other employees. In addition, the Company has entered into individual agreements with certain executives and senior officers to provide a supplemental employee retirement plan (SERP). In 2004, the Compensation Committee elected to cease offering secular trusts as part of any new SERP agreement. In addition, beginning January 2005, the Compensation Committee approved a new SERP design, the 2005 Supplemental Executive Retirement Plan (“2005 SERP”) for persons eligible to participate in such plan in or after January 2005. The 2005 SERP is a defined benefit, which provides a retirement benefit targeted at 50% (2% per year for up to 25 years) of final average eligible compensation, with offsets for social security and other employer provided retirement benefits. The benefit vests when the participant, while continuing in employment, reaches age 55 with 10 or more years of service, reaches age 65, or upon total and permanent disability, death or a change in control. There is no split-dollar life insurance benefit provided as a part of this new 2005 SERP benefit. The Committee believes that the new 2005 SERP design is an appropriate and competitive benefit for new executives and that it provides recruitment and retention incentive as well as appropriate retirement compensation consistent with market practice.

Additionally, in 2005, the Company offered executives and certain senior officers a deferred compensation plan for the deferral of salary and bonuses by executive and certain senior officers, at the participant’s election. This plan provides participants with a return (positive or negative) that mirrors the performance of an array of investment funds from the 401(k) Plan. This plan was amended in 2005 in order to comply with new deferred compensation requirements under Section 409A of the Internal Revenue Code.

In 2005 the Company adopted the 2005 Executive Restoration Plan (the “ERP”). The ERP is intended to provide eligible participants , including the Company’s executive officers who do not have individual supplemental retirement benefit agreements and who do not participate in the 2005 SERP, unfunded deferred compensation equivalent to the 401(k) Plan Company matching contributions that would (if they could) be made on the participant’s base salary, commissions and annual bonus in excess of the statutory limit on annual compensation that can be taken into account under the 401(k) Plan, which limit currently is $210,000. The amount of such deferred compensation will be 5% of such compensation in excess of such limit each year, adjusted for hypothetical earnings and losses based on investments offered under the 401(k) Plan.

Compensation to the Chief Executive Officer

In December 2003, the Company entered into an employment agreement with Mr. Scordelis to serve as President and Chief Executive Officer of the Company. As President and Chief Executive Officer, his base salary was set at $575,000, representing a 53% increase from his former salary of $375,000 as President and Chief Operating Officer of the Company. The 2004 base salary of $575,000 was around the 25th percentile of the competitive salary data, which is lower than the compensation target, but was due to the level of his previous salary and his newness in the position. In March 2005, the Committee increased Mr. Scordelis’ base salary to $675,000, which was between the 25th and 50th percentile of the competitive salary data in recognition of his increased experience as well as his performance as President and Chief Executive Officer.

At target levels of performance, Mr. Scordelis’ annual incentive (EIP) bonus, as a percentage of base salary, is 80%. In determining Mr. Scordelis’ fiscal 2005 bonus award, we considered the Company’s performance against EIP operational performance measures, the Company’s overall financial performance and individual performance. As a result, Mr. Scordelis’ 2005 bonus of $375,000 as reflected in the Summary Compensation Table was 71.2% of his bonus award at target.

Mr. Scordelis received a grant of 40,000 options and a grant of 27,000 restricted shares of Common Stock in April 2005 pursuant to the recommendation of the Committee’s independent compensation consultant. Mr. Scordelis receives reimbursement for some country club and health club dues.

Executive Compensation Subcommittee

In 2005, the Committee elected a Subcommittee of the Compensation Committee in order to meet the “outside director” requirements under Section 162(m) of the Internal Revenue Code. Three of the four members of the Compensation Committee, Messrs. Gatto, Lund and McLaughlin, met the criteria under Section 162(m) and were elected to this Subcommittee for the purpose of approving equity grants and designing and approving performance-based executive compensation for the Chief Executive Officer and the four other most highly compensated executives of the Company.

Respectfully submitted by the members of the Compensation Committee:

John M. Gatto, Chair

Arthur K. Lund

Glen McLaughlin

Donald H. Seiler

Performance Graph

The following graph compares, for the period December 31, 2000 through December 31, 2005, the yearly percentage change in Greater Bay Bancorp’s cumulative total return on its Common Stock with the cumulative total return of (i) the NASDAQ Composite, an index consisting of Nasdaq-listed U.S.-based companies; and (ii) the SNL $5–$10B Bank Asset-Size Index composed of a survey of banks and bank holding companies having between $5 billion and $10 billion in total assets.

The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Greater Bay Bancorp	100.00	70.93	43.89	74.26	74.14	69.77
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL $5B-$10B Bank Index	100.00	110.87	113.96	157.46	187.73	181.90

Source: SNL Financial LC, Charlottesville, VA

© 2006

DISCUSSION OF PROPOSALS

Proposal 1:  Election of Three Directors

In accordance with our Bylaws, our Board of Directors has set the size of the Board at 14 members. The Bylaws currently provide that the directors are divided into three classes, with such groups to be as equal in number as possible. Upon expiration of the term of a class of directors, nominees for such class are elected to serve for a term of three years and until their respective successors have been elected and qualified. The Board has nominated three persons for election as Class III Directors at the Annual Meeting. If you elect them, they will hold office until the election of their successors at the Annual Meeting in 2009, or until earlier termination of service.

If shareholders approve Proposal 2 to amend and restate the Bylaws to declassify the Board, whereby all directors would stand for reelection annually beginning at the 2007 Annual Meeting of Shareholders, all directors (including the directors elected at this annual meeting) will be elected to one-year terms and stand for reelection each year thereafter.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, your proxy may vote for another nominee proposed by the Board.

The following table sets forth the names and five-year biographies of the persons nominated by the Board to serve as Class III Directors. All of the following directors were previously elected by our shareholders.

The table also sets forth the names and five-year biographies of our Class I Directors whose terms expire in 2007 and Class II Directors whose terms expire in 2008. All of the following directors also serve as directors of the Bank.

Name and Age	Principal Occupation and Business Experience
Class III Nominees

Arthur K. Lund (72)	Director of Greater Bay Bancorp since October 2001. He previously served as a director and founding Chairman of San Jose National Bank and currently serves on the Strategic Development Board of our San Jose National Bank and Golden Gate Bank divisions. Mr. Lund is Of Counsel to the law firm of Hoge, Fenton, Jones & Appel, Inc. He also serves on the boards of directors of Samaritan Properties and L & A Industries, Inc. He is a member of the San Jose Chamber of Commerce’s Aviation Committee and a board member of the Tower Foundation of San Jose State University and the Thunderbird Lodge Preservation Society.

Glen McLaughlin (71)	Director of Greater Bay Bancorp since November 1996. He previously served as a director of Cupertino National Bank from 1984. Mr. McLaughlin also served as the President and Chief Executive Officer of Venture Leasing Associates, an equipment leasing company, from December 1986 to December 2003. He currently serves as Chairman, National Advisory Council, Boy Scouts of America, and as a member of The Health Trust’s Finance Committee.

Linda R. Meier (65)	Director of Greater Bay Bancorp since February 2001. She also serves on the Board of Directors of California Water Service Group. Ms. Meier devotes a substantial amount of time to many charitable and civic organizations, including directorships or trusteeships with Peninsula Community Foundation and the National Board of the Institute of International Education. In addition, she serves on the Board of the Stanford Alumni Association and on the Board of Trustees of the World Affairs Council. She also served as Vice Chair for Outreach for the Campaign for Undergraduate Education for Stanford University and Chair of the Western Region Advisory Board of the Institute of International Education.

Name and Age	Principal Occupation and Business Experience

Class I Continuing Directors

Frederick J. de Grosz (63)	Director of Greater Bay Bancorp since March 2002. He also serves as Co-Chairman of the Board of ABD, a wholly-owned subsidiary of Greater Bay Bancorp. He served as the President and Chief Executive Officer of ABD from 1990 to December 2005. He was the Founder, President and Chief Executive Officer of Alburger de Grosz Insurance Services, Inc. from 1972 to 1990 and from 1967 to 1972, he held various sales and management positions with General Foods Corporation in Denver, Memphis and White Plains. In 2004, he served on the Board of Directors of the Washington D.C. based Council of Insurance Agents and Brokers and currently is Co-Chairman of the Board of the Foundation for Agency Management Excellence.

George M. Marcus (64)	Director of Greater Bay Bancorp since 1998. He previously served as a director of Mid-Peninsula Bank. Mr. Marcus is the founder of The Marcus & Millichap Company, the nation’s fourth largest commercial real estate brokerage firm, and currently serves on its board of directors. He also serves as director of Essex Property Trust, a real estate investment trust company. Mr. Marcus is an advisor to the University of California, Berkeley Center for Real Estate and Urban Economics, and serves on the Board of Trustees of the Fine Arts Museum of San Francisco.

Duncan L. Matteson (71)	Chairman of the Board of Directors of Greater Bay Bancorp since December 2000. He also serves as a director of ABD. He served as Co-Chairman of the Greater Bay Board from November 1996 until December 2000. He previously served as Chairman of the Board of Mid-Peninsula Bank and as a director of Golden Gate Bank. Mr. Matteson serves as Chairman of The Matteson Companies, a diversified group of real estate investment and property management corporations located in Redwood City. He has been active in the real estate investment and securities industries in the Palo Alto/Menlo Park Area since 1959. Mr. Matteson is a Director of Rreef Real Estate Investment Trust III, a member of the Executive Committee of the Bay Area Council, and previously served as Chairman of the Palo Alto Medical Foundation Board of Trustees.

Robert B. Kaplan (57)	Director of Greater Bay Bancorp since July 2005. Mr. Kaplan has been a senior executive and management consultant for over 30 years. He currently serves as a consultant to CEOs and other senior executive officers on strategy, technology and organizational issues. From 1985 to 1995, Mr. Kaplan was a senior partner with the San Francisco and Silicon Valley offices of McKinsey & Company, Inc., leading its practice in information technology and systems. He served clients in the financial services, technology and telecommunications industries. Prior to joining McKinsey, Mr. Kaplan served as the managing partner of the Boston Consulting Group’s San Francisco office where he worked from 1974 to 1985. Mr. Kaplan also serves as a member of the Technology Advisory Peer Group for the State of California.

Name and Age	Principal Occupation and Business Experience

Class I Continuing Directors

Thomas E. Randlett (63)	Director of Greater Bay Bancorp since July 2005. Mr. Randlett is a certified public accountant, currently employed as a director at LECG, LLC. From 1989 to 1993, he served as a consultant and certified public accountant. Prior to that time, he was employed by KPMG Peat Marwick for 23 years holding various staff and senior management positions, including partner-in-charge-audit, audit engagement partner, managing partner of KPMG’s Oakland and Walnut Creek offices and partner and real estate practice coordinator for KPMG’s Northern California practice. Mr. Randlett also serves as chairman of the audit committee, chairman of the corporate governance and nominating committee and a member of the executive committee of Essex Property Trust (NYSE).

Name and Age	Principal Occupation and Business Experience

Class II Continuing Directors

John M. Gatto (68)	Vice Chairman of Greater Bay Bancorp since December 2000. He served as Co-Chairman of Greater Bay Bancorp from November 1996 to December 2000. He previously served as a director of Bank of Petaluma, Bank of Santa Clara, Cupertino National Bank, Mid-Peninsula Bank and Peninsula Bank of Commerce. Mr. Gatto has been the sole proprietor of Maria Enterprises, a real estate development consulting company, since December 1993. From 1984 to 1993, Mr. Gatto was an architect for Cypress Properties, a real estate development company.

Daniel G. Libarle (64)	Director of Greater Bay Bancorp since October 2000. He previously served as Chairman of Bank of Petaluma. Mr. Libarle has been the President of Lace House Linen Inc. since 1963. Mr. Libarle also serves as a director of Hennessy Advisors, Inc., an investment advisor.

Byron A. Scordelis (56)	President, Chief Executive Officer and a director of Greater Bay Bancorp. Between May 2001 and October 7, 2003 he served as Senior Executive Vice President and Chief Operating Officer of Greater Bay Bancorp. On October 7, 2003, he was appointed President of Greater Bay Bancorp, and on January 1, 2004 he also became Chief Executive Officer and a director of Greater Bay Bancorp. He was employed by Wells Fargo Bank, N.A. from 1998 to 2001 as the Regional President of the San Francisco Bay Area Region and Corporate Executive Vice President. From 1988 to 1998, Mr. Scordelis served as the President and Chief Executive Officer of EurekaBank. He currently serves as a member of the Local Agency Investment Fund Advisory Board for the State of California, the Board of Directors of the California Bankers’ Association, and the Board of Regents of Santa Clara University.

Donald H. Seiler (77)	Director of Greater Bay Bancorp since 1994. He served as Vice Chairman of Greater Bay Bancorp from August 1999 to December 2000. He previously served as a director of Mid-Peninsula Bank. He is the founding partner of Seiler & Company, LLP, Certified Public Accountants, in Redwood City and San Francisco. He has been a certified public accountant in San Francisco and the Peninsula area since 1952. He is presently a director of Ross Stores, Inc., the Jewish Community Federation and the Campus for Jewish Life.

James C. Thompson (66)	Director of Greater Bay Bancorp since May 2000. He previously served as Chairman of Coast Commercial Bank. Mr. Thompson has been a partner with the Santa Cruz law firm of Comstock, Thompson, Kontz & Brenner since 1989.

The Board recommends that you vote “FOR” the election of

all three Class III Nominees for director.

Proposal 2:  Approval of an amendment to the Company’s Bylaws to declassify the Board of Directors

General

Shareholders are being asked to approve an amendment to Section 9 of the Bylaws of the Company in order to eliminate the present three-year staggered terms of our directors and to provide instead for the annual election of all directors. Under the present classified board structure, our Board of Directors is divided into three classes, with directors elected to staggered three-year terms. Approximately one-third of the directors stand for election each year. If the amendment is approved, directors will be elected for one-year terms commencing with the 2007 annual meeting. In order to facilitate the transition from classified three year terms to non-classified one-year terms, each director whose term would not otherwise expire at the 2007 Annual Meeting has agreed to waive the remaining term and stand for re-election in 2007.

The Board Governance and Nominating Committee, as well as the full Board, are committed to good corporate governance. Accordingly, the Board, as a result of prior shareholder proposals, has on several occasions considered the advantages and disadvantages of maintaining a classified Board, and in the past has concluded that it was in the best interests of the Company and its shareholders to maintain a classified Board. This year, the Board requested that the Board Governance and Nominating Committee again consider various positions for and against a classified Board, particularly in light of evolving corporate governances practices and investor sentiment and the Company’s desire to be responsive to its shareholders. After completing its review, the Board Governance and Nominating Committee recommended, and the Board approved and recommends to its shareholders, an amendment to the Bylaws to eliminate the classified board structure.

In determining whether the amendment is in the best interests of the Company’s shareholders, the Board Governance and Nominating Committee and the Board of Directors, considered arguments for maintaining, as well as for eliminating, the classified board structure. The Board recognized that several arguments favored retention of the classified board structure. The overlapping three-year terms of directors provide continuity and stability and ensure that, at any given time, a majority of the directors have at least one year’s experience on the Board. This assurance of director experience is important because of the need for the Board to have experience-based knowledge of the Company’s business and strategy. A classified board also permits long-term strategic planning by ensuring experienced representation of the long-term interests of the Company and its shareholders. In addition, three-year director terms may strengthen director independence by reducing short-term interest pressure on directors. The classified board structure also reduces the likelihood of an unsolicited and disadvantageous takeover of control of the Company, which might cause the Company’s shareholders to receive less than an adequate price for their stock, because a would-be acquirer cannot replace a majority of the Board at a single annual meeting.

The Board of Directors also considered the views of investors who believe that the classified board structure reduces the accountability of directors to shareholders because the directors serving on classified boards do not face annual election. The Board decided that because the election of directors is a primary means for shareholders to influence Company governance, the annual election of all directors will enhance management accountability to shareholders. The Board believes that providing the Company’s shareholders with the opportunity to register their views on the performance of each individual director, and the Board collectively, on an annual basis, will serve shareholder interests and further the Company’s goal of maintaining best practices in corporate governance.

Board Recommendation

After weighing all of these considerations, the Board Governance and Nominating Committee recommended the elimination of the classified board, and the Board of Directors agreed and determined that the amendment to the Bylaws is advisable and in the best interests of the Company and its shareholders. Accordingly, the Board has approved this amendment and recommends that the Company’s shareholders approve the amendment by voting in favor of this proposal.

The Amendment

ARTICLE IV, Section 2(b) of the Company’s Bylaws currently reads as follows:

“(b) In the event that the authorized number of directors shall be fixed at nine (9) or more, the Board of Directors shall be divided into three classes, designated Class 1, Class II and Class III. Each class shall consist of one-third of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during fiscal year 1998, the initial term of office of the directors of Class II shall expire at the annual meeting to be held during fiscal 1999 and the initial term of office of the directors of Class II shall expire at the annual meeting to be held during fiscal year 2000. At each annual meeting, commencing with the annual meeting to be held during fiscal year 1998, each of the successors to the directors of the class whose terms shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified.

In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9), the Board of Directors shall be divided into two classes, designated Class I and Class II. Each class shall consist of one half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or prior death, resignation or removal.

At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly achieve equality of number of directors among the classes.

This section may only be amended or repealed by approval of the Board of Directors and the outstanding shares (as defined in Section 152 of the California General Corporation Law) voting as a single class, notwithstanding Section 903 of the California General Corporation Law.”

If the proposal is adopted, ARTICLE IV, Section 2(b) of the Company’s Bylaws will be revised to read as follows:

“Except with respect to any directors who may be elected solely by the holders of any class(es) or series of Preferred Stock, commencing with the annual meeting of shareholders to be held in 2007, the directors shall be elected for terms lasting until the next annual meeting of shareholders following their election, and until their successors are elected and qualified, subject to their earlier death, resignation or removal. Directors who may be elected solely by the holders of any class or series of Preferred Stock shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such class(es) or series.”

Vote Required

The affirmative vote of a majority of the shares of our Capital Stock will be required to approve this proposal.

The Board recommends that you vote “FOR” approval of the proposal to declassify the Board of Directors.

Proposal 3:  Approval of the Greater Bay Bancorp Omnibus Equity Incentive Plan

A.    General Summary

The Board of Directors has approved a new equity compensation plan for employees, directors, and consultants of the Company—the Omnibus Equity Incentive Plan (the “Omnibus Plan”), subject to shareholder approval. A copy of the Omnibus Plan is attached as Annex B. The Omnibus Plan is intended to replace the Company’s existing equity compensation plan, the 1996 Stock Option Plan, which is scheduled to expire on September 18, 2006. Upon shareholder approval of the Omnibus Plan, the shares reserved for issuance under the 1996 Stock Option Plan will be canceled and no further options or restricted stock will be granted under that plan.

To facilitate approval of this proposal, the Board of Directors commits to the Company’s shareholders that for the next three fiscal years, it will not grant in a fiscal year a number of shares (whether under the Omnibus Plan or other plans not approved by shareholders) greater than 2.46% of the number of shares of the Company’s Common Stock that the Company believes will be outstanding at the end of the same fiscal year. For purposes of calculating the number of shares granted in a year, full value shares will count as equivalent to (a) 1.5 option shares if the Company’s annual stock price volatility is 53% or higher, (b) 2 option shares if the Company’s annual stock price volatility is between 25% and 52%, and (c) 4 option shares if the Company’s annual stock price volatility is less than 25%.

Greater Bay understands that a cost-effective and competitive equity compensation program is essential in recruiting, motivating, and retaining the most talented employees, directors, and consultants. Through the Omnibus Plan, Greater Bay seeks to expand its alternatives and flexibility for providing cost-effective and competitive equity compensation awards by offering its employees, directors, and consultants a combination of options (including incentive stock options), stock appreciation rights, performance shares, restricted stock, and restricted stock units. Through the combination of awards, Greater Bay will be able to customize its equity compensation packages on an individual, departmental, and company-wide basis. Greater Bay currently is limited to offering its employees, directors, and consultants options and restricted stock through the 1996 Stock Option Plan. In light of recurring changes in the accounting treatment of various equity incentives and the possibility of future accounting and tax law changes, Greater Bay believes that it is advantageous for it to have the flexibility provided by the Omnibus Plan to design and implement future equity compensation.

The Omnibus Plan contains the following features:

•	Repricing of stock options and stock appreciation rights is prohibited unless shareholder approval is obtained.

•	Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.

•	The ability to automatically receive replacement stock options when a stock option is exercised with previously acquired shares of Greater Bay common stock or so-called “stock option reloading” is not permitted.

•	The Omnibus Plan has a seven-year term with a fixed number of shares authorized for issuance. It is not an “evergreen” plan.

•	A total of 6,000,000 shares of Greater Bay Common Stock and stock units would be available for grants under the Omnibus Plan.

•	No more than 3,250,000 shares in the aggregate may be awarded as stock grants or stock units.

In addition to the recruiting, motivation, and retention benefits, the Omnibus Plan may also provide income tax benefits to the Company and its employees. The Omnibus Plan authorizes the grant of incentive stock options under Section 422 of the Code and of other types of awards that may qualify under Section 162(m) of the IRC as a qualified performance-based compensation. Under Section 162(m), compensation in excess of $1,000,000 paid to any of the chief executive officer and the four most highly compensated officers individually in any year is not tax deductible by the Company unless the compensation is considered to be performance-based (i.e., compensation that is earned through the achievement of specific performance goals.) Awards granted under the Omnibus Plan that are performance based, may allow the Company to preserve its tax deduction for certain compensation in excess of $1,000,000.

The Omnibus Plan will not become effective unless it is approved by the Company’s shareholders. Such approval is necessary in order for Greater Bay to offer (a) expanded forms of equity compensation awards (and any equity compensation awards after September 18, 2006), (b) incentive stock options to employees, and (c) stock awards that qualify for the income tax benefits under Section 162(m).

B.    Omnibus Equity Incentive Plan—Plan Summary

Share Reserve.    The aggregate number of shares of Greater Bay Common Stock that may be issued through the awards granted under the Omnibus Plan is 6,000,000. No more than 3,250,000 shares and share equivalents will be available for full value awards, such as performance shares, restricted stock, and restricted stock units; and no more than 600,000 shares and share equivalents may be granted to any one participant in a calendar year (up to 1,200,000 shares and share equivalents in connection with a participant’s initial service). If an award is cancelled, terminates, expires, or lapses for any reason without having been fully vested or exercised, the unvested or cancelled shares will be returned to the available pool of shares for future awards.

If the Company experiences a stock dividend, reorganization, or other change in capital structure affecting the shares, the number and kind of shares available for issuance, the number and kind of shares issuable under outstanding awards, the exercise price of outstanding stock options and stock appreciation rights, and the per-person limits on awards, will be proportionately adjusted to reflect the stock dividend, reorganization or other change.

Administration.    The Omnibus Plan will be administered by the Board of Directors or by one or more committees of the Board (collectively, the “Committee”). Administration of the Omnibus Plan with respect to awards to persons who are subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) will be by a Committee consisting of at least two directors who qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act. Administration of the Omnibus Plan with respect to awards intended to qualify as performance-based compensation under Section 162(m) of the IRC will be by a Committee consisting of at least two directors who qualify as “outside directors” under Section 162(m) of the IRC.

The Committee has the authority and discretion to: (a) determine the employees, directors, and consultants who will be granted awards; (b) set the terms of the awards, such as the number of shares, vesting schedule, performance goals, and exercise price; (c) interpret the Omnibus Plan and apply its provisions; and (d) adopt, amend, or rescind rules, procedures, agreements and forms relating to the Omnibus Plan.

Eligibility.    Employees, directors and consultants will be eligible to receive awards. However, consultants and outside directors of the Company will not be eligible for the grant of incentive stock options. The Committee has the discretion to select the employees, directors and consultants to whom awards will be granted. As of April 11, 2006, the Company had approximately 2,000 employees and 10 non-employee directors who would have been eligible to participate in the Omnibus Plan had it been in effect at that time. The actual number of individuals or entities who will receive awards cannot be determined in advance because the Committee has the discretion to select the award recipients.

Types of Awards.    The awards that may be granted are incentive and nonstatutory stock options, stock appreciation rights, performance shares, restricted stock, and restricted stock units. A brief summary of each award is provided below.

Stock Options.    A stock option (either an incentive stock option or a nonstatutory stock option) is an award entitling the participant to purchase shares of the Company’s common stock, at such times as may be specified in the award agreement, at the exercise price set on the grant date. The participant has no rights as a shareholder with respect to any shares covered by the option until the option is exercised by the participant and shares are issued by the Company.

At the time of grant, the Committee will determine: (a) whether the award will be an incentive stock option or a nonstatutory stock option; (b) the number of underlying shares; (c) the exercise price, which will not be less than 100% of the fair market value of a share on the grant date; and (d) the vesting schedule, which may be time based or based on performance goals.

The term of an option may not exceed seven years from the grant date. If the participant’s service with the Company or a subsidiary is terminated due to death, disability, or retirement, the option will expire 12 months (or such other period specified in the award agreement) after the participant’s death, disability, or retirement. If the participant’s service with the Company or a subsidiary is terminated for cause, the option will expire immediately after the Company’s notice or advice of such termination of service is dispatched to the participant. If the participant’s service with the Company or a subsidiary is terminated for any other reason, the option will expire 90 calendar days after the termination of service. In no event may the option term exceed the expiration date specified in the award agreement.

The exercise price must be paid at the time the option is exercised and shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of a stock option may be made in cash, or, if specified in the award agreement, by cashless exercise, by surrendering previously acquired shares of Company common stock, or by other legal consideration.

Stock Appreciation Right (“SAR”).    A SAR is an award entitling the participant to receive an amount equal to the increase in the value of the Company’s shares through the payment of cash or shares, or a combination thereof. The amount of the award to be paid on an exercise date is determined by multiplying the number of shares for which the SAR is exercised by the excess of the fair market value of a share on the date of exercise over the per share exercise price. For cash-settled SARs, the participant will have no rights as a shareholder. For stock-settled SARs, the participant will have no rights as a shareholder with respect to any shares covered by his or her SAR until the award is exercised by the participant and the Company issues the shares.

At the time of grant, the Committee will determine: (a) the number of shares subject to the award; (b) whether the award will be settled in cash, shares, or a combination of both; (c) the exercise price, which will not be less than 100% of the fair market value of a share on the grant date; and (d) the vesting schedule. A SAR may be granted independently or in combination with a related stock option.

Like an option, the term of a SAR may not exceed seven years from the grant date. If the participant’s service to the Company or a subsidiary is terminated due to death, disability, or retirement, the SAR will expire 12 months (or such other period specified in the award agreement) after the participant’s death, disability, or retirement. If the participant’s service with the Company or a subsidiary is terminated for cause, the SAR will expire immediately after the Company’s notice or advice of the termination of service is dispatched to the participant. If participant’s service with the Company or a subsidiary is terminated for any other reason, the term of the SAR will expire 90 calendar days (or such other period specified in the award agreement) after the termination of service. In no event may the SAR term exceed the expiration date specified in the award agreement.

Performance Share.    Under a performance share award, the participant is granted the right to receive shares at a future date based on the achievement of performance goals over a performance period. At the end of the performance period, the Committee will determine to what extent, if at all, the performance goals were achieved. In effect, the participant may receive a range in number of shares depending on the extent to which the performance goals are achieved, not to exceed the maximum number of shares set by the Committee.

At the time of grant, the Committee will determine: (a) the number of shares that may be issued, including the maximum award amount; (b) the performance criteria and the performance goals; (c) the formula or matrix for determining the actual number of shares that will be issued based upon the level of achievement of the performance goals; and (d) the dates of the performance periods.

If participant’s service to the Company or a subsidiary is terminated as a result of death, disability, or retirement, the participant will be entitled to earn a pro rata portion of the performance shares based on the portion of the performance period prior to the participant’s termination of service. If the participant’s service to the Company or a subsidiary is terminated for cause, or for any other reason not specified in the preceding sentence, the performance share award will be forfeited immediately after the Company’s notice or advice of termination for cause is dispatched to the participant or upon termination of service for any other reason.

Restricted Stock.    A restricted stock award is an award entitling the participant to receive shares that are subject to restrictions on sale or transfer and that are recoverable by the Company if specified conditions are not met. The lapse of these restrictions may be based on continuing employment (or other business relationship) with the Company and its subsidiaries and/or achievement of performance goals.

At the time of grant, the Committee will determine: (a) the number of shares subject to the award; (b) the purchase price or consideration (if any) for the shares; (c) the restrictions placed on the shares, whether based on continued service with the Company or a subsidiary or the achievement of performance goals; and (d) the date(s) when the restrictions placed on the shares based upon continued employment will lapse or the performance period during which the achievement of the performance goals will be measured.

During the period that the restrictions are in place, the participant will have the rights of a shareholder, including voting and dividend rights, except for the right to sell or transfer the shares, but subject to the obligation to return the shares under specified circumstances. Shares received as stock dividends or other stock distributions related to the restricted stock, if any, will be subject to the same vesting criteria as the restricted stock.

If the participant’s service to the Company or a subsidiary is terminated as a result of death, disability, or retirement, the restrictions on the restricted stock will lapse on a pro-rata basis measured by the time of service to the Company or subsidiary from the grant date to the termination of service or other criteria specified in the award agreement. If the participant’s service to the Company or subsidiary is terminated for cause, or for any other reason not specified in the preceding sentence, the restricted stock subject to restrictions that have not previously lapsed will be forfeited immediately after the Company’s notice or advice of termination for cause is dispatched to the participant or upon termination of service for any other reason.

Restricted Stock Unit.    A restricted stock unit is an award entitling the participant to receive shares or the cash equivalent of shares at a future date, subject to restrictions. The lapse of the restrictions on the restricted stock unit may be based on continuing employment (or other business relationship) with the Company or its subsidiaries and/or achievement of performance goals.

At the time of grant, the Committee will determine: (a) the number of shares subject to the award; (b) the purchase price or consideration (if any) for the shares; (c) whether the award will be paid in shares or the cash equivalent of the value of shares; (d) the restrictions placed on the shares, whether based on continued service with the Company or a subsidiary or the achievement of performance goals; and (e) the date(s) when the restrictions placed on the shares based upon continued employment will lapse or the performance period during which the achievement of the performance goals will be measured.

A restricted stock unit is different from restricted stock in that the participant is not issued shares or the cash equivalent of shares until the restrictions lapse. Accordingly, the participant does not have shareholder rights until the shares are issued, if at all.

If participant’s service to the Company or a subsidiary is terminated due to death, disability, or retirement, the restrictions on the restricted stock units will lapse on a pro-rata basis measured by the service from the grant date to the termination of service or the achievement of the performance goals as of the termination of service. If participant’s service to the Company or a subsidiary is terminated for cause or for any other reason not specified in the preceding sentence, the restricted stock unit will be forfeited immediately after the Company’s notice or advice of termination for cause is dispatched to the participant or upon termination of service for any other reason.

Qualified Performance-Based Awards.     Each of the awards under the Omnibus Plan may be granted as qualified performance-based awards under Section 162(m) of the IRC. Qualified performance-based awards serve two important functions for the Company. First, the qualified performance-based awards align the interests of the employees, directors, and consultants of the Company with the shareholders by conditioning the payment of the awards on the success of the Company. Second, through granting awards that are earned by achieving performance goals, the Company may be able to preserve its deduction for certain compensation paid to the chief executive officer and the next four most highly compensated officers in excess of $1,000,000.

Section 162(m) of the IRC limits the Company’s ability to deduct the annual compensation to these officers to $1,000,000 per individual, unless the qualified performance-based compensation requirements of Section 162(m) are met. These requirements include: (a) shareholder approval of the Omnibus Plan, (b) setting limits on the number of shares an individual may receive, and (c) establishing meaningful performance criteria and goals for the awards. As determined by the Committee, the performance goals applicable to an award may be based upon any or all of the following performance criteria: deposit growth, core deposit growth, earnings per share, efficiency ratio, net operating cash flow, non-interest income growth, loan growth, core loan growth, management quality, net income, net income available to common shareholders, return on equity, return on common equity, or return on assets. The performance goals may differ from participant to participant and from award to award. Any performance criteria used may be: (a) measured in absolute terms, (b) measured in relative terms (such as by comparison to another company or companies), (c) measured against the performance of the Company as a whole or a segment of the Company, and/or (d) measured on a pre-tax or post-tax basis, if applicable. The Committee, in its discretion, may, within the time prescribed under Section 162(m) of the IRC, adjust or modify the calculation of performance goals or criteria in order to prevent the dilution or enlargement of the rights of individuals (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of changes in applicable laws, regulations, accounting principles, or business conditions.

Limited Transferability of Awards.    Awards generally may not be sold or transferred, other than by will or by the applicable laws of descent and distribution, except pursuant to a domestic relations order entered by a court of competent jurisdiction.

Vesting Acceleration upon Change in Control.    In the event of a change in control of the Company, including any specified change in ownership or Board composition, specified merger with or into another corporation, or sale of all or substantially all of the Company’s assets, any outstanding awards will be fully vested and exercisable, including shares that would not otherwise have been vested and exercisable.

Adjustments upon Change in Control.    In the event of a merger with or into another corporation, any outstanding awards may be assumed by the surviving entity or cancelled in exchange for cash payments corresponding to the merger consideration. Additionally, in such event, stock options may be cancelled if not exercised on or before the merger date, and restricted stock, restricted stock units and performance shares may be cancelled in exchange for the merger consideration.

Effective Date, Amendment and Termination of the Omnibus Plan.    The effective date of the Omnibus Plan is January 31, 2006. The Omnibus Plan, if not extended by the Board, will terminate seven years after the effective date. The Board may amend, suspend, or terminate the Omnibus Plan at any time and for any reason, subject to shareholder approval if required by applicable law. Regardless of whether the Omnibus Plan is extended, the Committee may only grant incentive stock options during the first seven years of the Omnibus Plan. No amendment, suspension, or termination of the Omnibus Plan will impair the rights of any participant under any award granted prior to such event, unless mutually agreed through a written instrument by the participant and the Company.

Equity Compensation Plans

The following table summarizes information as of December 31, 2005 relating to equity compensation plans of Greater Bay pursuant to which options or restricted stock may be granted from time to time.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)
Equity compensation plans approved by security holders	6,380,267	$22.98		6,962,178
Equity compensation plans not approved by security holders	—	—		—

Total	6,380,267	$22.98	(2)	6,962,178	(1)

(1)	As of April 11, 2006, securities remain available for future issuance.
(2)	As of April 11, 2006, the weighted-average exercise price of outstanding options was $ .

C.    Federal Tax Aspects

The following is a summary of the general federal income tax consequences to participants who are U.S. taxpayers and to Greater Bay relating to awards granted under the Omnibus Plan. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based upon his or her specific circumstances. This summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under IRC Section 409A and to excess parachute payments under IRC Sections 280G and 4999), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, Greater Bay advises all participants to consult their own tax advisors concerning the tax implications of awards granted to them under the Omnibus Plan.

Incentive Stock Options.    No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax). If the participant exercises an incentive stock option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the incentive stock option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be capital gain or loss.

Nonstatutory Stock Options and Stock Appreciation Rights.    No taxable income is recognized when a nonstatutory stock option or a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of any shares received on exercise is capital gain or loss. Ordinary income is subject to income tax and employment tax withholding.

Performance Shares, Restricted Stock and Restricted Stock Units.    A participant generally will not have taxable income upon the grant of performance shares, restricted stock or restricted stock units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting date) of the shares or cash equivalent of the shares received less any amount paid. For restricted stock only, a participant may elect to be taxed at the time of grant.

Tax Withholding.    Ordinary income recognized on exercise of nonstatutory stock options and stock appreciation rights and on vesting of performance shares, restricted stock and restricted stock units is subject to income tax and employment tax withholding. The Omnibus Plan allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering to the Company already-owned shares of Greater Bay Common Stock.

Tax Effect for Greater Bay.    Greater Bay generally will be entitled to a tax deduction for an award under the Omnibus Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes the income (for example, the exercise of a nonstatutory stock option). As discussed above, Section 162(m) of the IRC limits the deductibility of compensation paid to Greater Bay’s Chief Executive Officer and to each of the next four most highly compensated executive officers. However, the Omnibus Plan has been designed to permit the Committee to grant awards that qualify as performance-based compensation under Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with the awards.

Shareholder approval is necessary for the Omnibus Plan to be implemented, for the Company to grant incentive stock options to employees, and for the performance-based compensation paid to the executives under the Omnibus Plan to be fully deductible by the Company for federal income tax purposes even if the total compensation paid by the Company to an executive exceeds $1,000,000 in any year.

The Board strongly believes that the approval of the Omnibus Plan is essential to Greater Bay’s continued success. Equity awards motivate high levels of performance, align the interests of the participants and shareholders by giving participants the perspective of an owner with an equity stake in the Company and provide an effective means of recognizing participants’ contributions to the success of the Company. The Board and management believe that equity awards are of great value in recruiting highly talented individuals who will help Greater Bay meet its goals, as well as helping to retain valuable current employees, directors and consultants.

The Board recommends that you vote “FOR” approval

of the Greater Bay Bancorp Omnibus Equity Incentive Plan.

Proposal 4:  Ratify Selection of Independent Registered Public Accounting Firm for 2006

Principal Auditor Fees and Services

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2006, and shareholders are being asked to ratify the appointment. PricewaterhouseCoopers LLP, our independent registered public accounting firm for the years ended December 31, 2005 and December 31, 2004, performed audit services for 2005 and 2004 which included the examination of the consolidated financial statements and services related to filings with the SEC. All professional services rendered by PricewaterhouseCoopers LLP during 2005 were furnished at customary rates and terms. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders. If you do not ratify the appointment, the Audit Committee will reconsider the appointment. However, even if you ratify the appointment, the Audit Committee may appoint a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of Greater Bay and its shareholders.

All audit and non-audit services to be performed by PricewaterhouseCoopers LLP require pre-approval by the Audit Committee or its Chairman provided that the Chairman reports any decisions to pre-approve such audit related or non-audit services and fees to the full Audit Committee at its next regular meeting.

In determining the independence of PricewaterhouseCoopers LLP, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining that independence.

The following table shows the fees paid or accrued by the Company for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2005 and 2004. PricewaterhouseCoopers LLP does not perform services for the Company relating to tax shelters or tax strategies.

	December 31,
	2005	2004
Audit Fees:
Audit fees	$2,439,697	$1,900,000
Subsidiary statutory audits	35,000	32,000
Accounting consultations	94,392	80,123
Registration statements and comfort letters	125,284	324,204

Audit fees total	$2,694,373	$2,336,327

Audit-Related Fees:
M&A due diligence and audits in connection with acquisitions	$205,810	$287,492
Accounting consultations	20,393	150,476
Benefit plan audits, other audit letters	86,000	81,851

Audit-related fees total	$312,203	$519,819

Tax Fees:
Tax compliance/returns	$50,000	$98,705
Tax planning, advice and assistance with regulations and statutory developments	0	92,223
Services relating to substantiation of tax deductions	154,890	23,033

Permissible tax fees total	$204,890	$213,961

All Other Fees:
All other	3,937	—

All other fees total	$3,937	$—

Total fees	$3,215,403	$3,070,107

The Board recommends that you vote “FOR” ratification of the selection of

PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2006.

Proposal 5:  Shareholder Proposal to Restrict the Company’s Use of Preferred Stock

We have received a shareholder proposal from a shareholder who owns of record 3,153 shares of our Common Stock who has advised us that he plans to introduce the following resolution at the Annual Meeting:

“That the shareholders of GREATER BAY BANCORP now request its Board of Directors to take the steps necessary to amend its articles of incorporation and by-laws to require that any authorized but unissued Preferred Stock be used only for the purposes of increasing capital or making bona-fide arms-length acquisitions and not be used as a “POISON PILL” to prevent the acquisition of Greater Bay Bancorp.”

The reasons given by the shareholder are quoted verbatim below. The Board of Directors of Greater Bay disagrees with the adoption of the resolution proposed below and asks shareholders to read through the response which follows the shareholder proposal below.

STATEMENT

“In Greater Bay’s last annual meeting, where confidential voting was not permitted, shareholders voted 19,279,010 shares in favor of this proposal and 14,537,715 shares were voted against the proposal by management.

The proponent of this proposal notes the “fine print” on page 70 of the joint proxy statement of the merger of SJNB Financial Corp. which outlines the possible issuance of 10,500,000 shares of Series A Preferred Stock and other anti-takeover provisions including a super-majority requirement.

Page 38 of the proxy statement for the 2003 annual meeting notes: “The Company’s Restated Articles of Incorporation and by-laws contain provisions which may deter a change in control, including provisions for Series A Preferred Stock to be used for our shareholder rights plan, preferred stock which may be issued on such terms as the Board of Directors shall determine....”

OUCH!

The proponent of this proposal is a professional investor who realizes the best interests of shareholders of Greater Bay Bancorp may be its merger into another bank holding company which could bring better management to our shareholders.

The possibility of a merger has been acknowledged by the Board of Directors but a “poison pill” could prevent a reputable, ethical, and profitable entity from acquiring Greater Bay Bancorp.

Shareholders should judge a proposed acquisition on its merits and value—not, the whims of management making their decision.

Accountability, performance, and achievement are issues which do not need “weather stripping” to prevent a change of control which, under some circumstances, could improve the long term rewards for shareholders.

If you agree, please vote “FOR” this proposal. Unmarked proxies will be automatically voted “against” it.”

The Board of Directors unanimously recommends a vote “AGAINST” this proposal for the following reasons:

Directors’ Statement in Opposition

A similar proposal was submitted by the same proponent at the 2005 Annual Shareholder Meeting and received the affirmative vote of a majority of the votes cast at the meeting. In response to the vote received at last year’s annual meeting, the Board of Directors adopted significant changes to the Rights Plan which we describe below. At the outset, we would like to clarify two statements in the shareholder proposal. First, the authorized number of shares of Series A Preferred Stock is 1,200,000 shares, rather than the 10,500,000 shares noted by the proponent. Second, the super-majority vote requirement referred to by the proponent is a provision in our Restated Articles of Incorporation requiring that certain transactions, including the acquisition of the Company, be approved by a vote of at least two-thirds of the Board of Directors. It is not a provision requiring a super-majority vote of the shareholders for such transactions.

The Proposal would inappropriately limit the ability of the Company to issue preferred stock

The proposal seeks to limit the availability of preferred stock for the narrow purpose of increasing capital or making acquisitions and specifically to prohibit the use of preferred stock for shareholder rights plans. We believe this would severely hinder the ability of the Board to protect shareholder value in the face of a hostile takeover whereby an acquirer might seek to acquire the Company at a price substantially below its value. This proposal might result in the shareholders getting less than what the Board could negotiate with adequate takeover defenses in place.

Preferred stock can also be used for a number of other legitimate purposes, besides raising capital and making acquisitions. Other purposes that would benefit shareholder interests include strategic partnerships, stock splits/dividends/distributions, and/or employee compensation. We believe limiting the use of preferred stock to just raising capital and acquisitions is short-sighted, because it reduces your Board’s flexibility in issuing preferred stock, is contrary to your Board’s fiduciary duties and not in the best interests of all shareholders.

Background on current Rights Plan

In 1998, the Board adopted a shareholder rights plan, designed to maximize long-term shareholder value and to protect shareholders from improper takeover tactics and takeover bids that are not fair to all shareholders. On January 31, 2006, the Board of Directors approved an amended and restated rights plan (or the Rights Plan) which made significant changes to the original plan. The changes among other things, (i) increased the threshold for triggering the rights on the acquisition of our common stock from 10% to 20%, (ii) provided that certain provisions of the Rights Plan cannot be amended without shareholder approval, including the expiration date of the Rights Plan or the adoption of a new Rights Plan; (iii) provided that the Rights can be redeemed by the Board at any time and (iv) provided that the rights must be redeemed upon a shareholder vote in connection with a qualifying tender offer for our stock. The Rights Plan expires in November 2008 and, as a result of the amendments, cannot be extended without approval of our shareholders.

In accordance with the original Rights Plan, preferred share purchase rights were distributed as a dividend at the rate of one right for each common share held of record as of the close of business on November 28, 1998 and all subsequently issued common shares. The rights, which are not immediately exercisable, entitle the holders to purchase one one-hundredth of a share of Series A Preferred Stock at a price of $145.00 (subject to adjustment) upon the occurrence of certain triggering events. In the event of an acquisition not approved by the Board, each right enables its holder (other than the acquirer) to purchase the Preferred Stock at 50% of the market price. Further, in the event the Company is acquired in an unwanted merger or business combination, each right enables the holder to purchase shares of the acquiring entity at a similar discount. Under certain circumstances, the rights may be exchanged for Company common shares. The Board may, in its sole discretion, redeem the rights at any time.

The rights can be exercised and separate rights certificates distributed only if any of the following events occur: acquisition by a person of 20% or more of our common shares; a tender offer for 20% or more of our common shares; or ownership of 20% or more of our common shares by a shareholder whose actions are likely to have a material adverse impact on the Company or shareholder interests. The rights trade automatically with the common shares. The rights are not deemed by the Board of Directors to be presently exercisable.

The Rights Plan benefits shareholders

The Board believes the action requested is ill-advised since it would prohibit the ability of the Company to use preferred stock for shareholder rights plans under any circumstances, would be unduly restrictive, contrary to the best interests of the Company’s shareholders and is unnecessary in light of the significant amendments the Board adopted to the Rights Plan in January 2006. The Company’s Rights Plan is an important tool that enables the Board to maximize shareholder value in the event of a proposed acquisition of control of the Company. The Rights Plan also allows the Board to protect the Company and its shareholders from unfair and coercive takeover tactics, such as a partial or two-tier tender offers, a “creeping acquisition” or other tactics that the Board believes are unfair to the Company’s shareholders.

The Rights Plan is not intended to prevent a takeover of the Company, nor does the Rights Plan change or diminish the fiduciary obligations of the Company’s Board. The Rights Plan strengthens the ability of the Board, 9 of whose 12 current members are considered independent under current Nasdaq rules, to fulfill its fiduciary duties under California law. As a result of the amendments to the Rights Plan, the Board has the power to redeem the rights issued under the Rights Plan at any time and thereby remove the impediment to the completion of an acquisition of the Company. A prospective acquirer seeking to persuade the Board to redeem the rights may propose a higher takeover price, an offer for all shares rather than a partial offer or better takeover terms than would be proposed if no rights plan were in place.

Furthermore, with the amendments adopted by the Board in January 2006, our shareholders can now force the Board to redeem the rights in connection with a qualifying offer for our capital stock. In addition, the Rights Plan expires in November 2008 and cannot be extended without approval of our shareholders.

The Board believes it is in the best position to negotiate on behalf of all shareholders, evaluate the adequacy of any potential offer, and seek a higher price if there is to be a sale of the Company. In summary, the Rights Plan allows your Board a greater period to evaluate offers, explore other alternatives and take the necessary steps to maximize shareholder value. Without the protection of the Rights Plan, your Board would lose important bargaining power in negotiating the transaction with a potential acquirer or pursuing a potentially superior alternative.

Studies focused on rights plans demonstrate that rights plans increase shareholder value

Merger and acquisition activity over the last ten years shows that rights plans neither prevent unsolicited offers from occurring nor prevent companies from being acquired at prices that are fair and adequate to shareholders. In fact, a study by J.P. Morgan published in 2001, analyzing 397 acquisitions of U.S. public companies from 1997 to 2000 where the purchase price exceeded $1 billion, found that companies with rights plans in place received a median premium of 35.9% compared to 31.9% for companies without a rights plan. A study published by Georgeson & Company, a nationally recognized proxy solicitation firm, of takeover premiums during the period from 1992 to 1996 of 319 takeover transactions over $250 million also concluded that premiums paid to acquire target companies with shareholder rights plans in place at least six months prior to the first bid, were on the average, about eight percentage points higher than premiums paid for target companies that did not have such plans. In addition, the Georgeson study concluded that the presence of a rights plan did not increase the likelihood of the defeat of a hostile takeover bid or the withdrawal of a friendly bid and that rights plans did not reduce the likelihood that a company would become a takeover target.

Thus, empirical evidence suggests that rights plans serve their principal objectives:

•	protection against inadequate offers and abusive tactics; and

•	increased bargaining power resulting in higher value for shareholders.

Indeed, many companies with rights plans have received unsolicited takeover proposals and have redeemed their rights after their board of directors concluded that the offer, as negotiated by such board of directors, adequately reflected the intrinsic value of the company and was fair and equitable to all shareholders.

Some recent examples of hostile takeovers increasing bids where the target had a rights plan in place include PeopleSoft—Oracle Corporation and in the banking industry, Central Pacific Financial Corp—CB Bancshares, Inc. Based on publicly available information provided by the companies, shareholders eventually received significant increases from the initial offers:

Target-Acquirer	Initial Per Share Offer Price	Eventual Negotiated Per Share Price	Percentage Increase
PeopleSoft—Oracle	$16.00	$26.50	65%
CB Bancshares—Central Pacific Financial Corp.	$68.39	$91.83	34%

We acknowledge that it is difficult to determine just how much impact the shareholder rights plans had on the eventual price; however, we do believe these rights plans had a significant impact on the ability of the target boards to negotiate what they believe was a fair price to their shareholders.

The Board must perform its fiduciary obligations

The Board believes that the adoption and maintenance of the Rights Plan is appropriately within the scope of responsibilities of the Board, acting on behalf of all shareholders. The adoption of such a Plan accords with the Board’s responsibilities for the management of the Company’s affairs and the issuance of securities. To cancel or redeem the Rights Plan now, in the absence of an acquisition proposal, would remove an important tool that the Board should have for the protection of shareholders and would leave shareholders vulnerable to an unsolicited and potentially coercive and unfair takeover offer. In the Board’s view, this would eventually reduce long-term value for shareholders. The Board believes that any decision to cancel or redeem the Rights Plan should be made by the Board in the context of a specific acquisition proposal. Furthermore, with the amendments the Board adopted in January 2006 to the Rights Plan, the Board has also given power to the shareholders to force the Board to redeem the rights upon receipt of a qualifying offer.

In any event, the Company will continue to evaluate the Rights Plan and will carefully consider the results of the vote on the proposal, the advantages and disadvantages of such plan and the state of the then current corporate governance debate on rights plans generally. At this time your Board has decided to retain the Rights Plan as amended.

The recommendation against the proposal is based on the Board’s belief that:

•	Your Board should not be limited in its ability to issue preferred stock when it determines such issuance to be in the best interests of the shareholders,

•	Rights plans are an effective tool to protect shareholders against abusive and unfair takeover strategy thereby enabling the Board to maximize shareholder value in the event of a takeover attempt,

•	The ability to use preferred stock in establishing or maintaining a rights plan is an essential and proven tactic to address hostile takeovers and to preserve and maximize long-term shareholders value,

•	It is inappropriate and unwise to limit the scope of the Board’s extensive experience, business judgment and flexibility to act in the best interests of the shareholders; and

•	The Board has adopted significant amendments to the Rights Plan to among other things, give the shareholders the power to require the Board to redeem the rights upon a shareholder vote in connection with a qualifying tender offer and increase the threshold for triggering the rights or the acquisition of our common stock from 10% to 20%.

Accordingly, the Board unanimously recommends that you vote AGAINST this proposal. Unless otherwise specified by the shareholder, the Board intends the accompanying proxy to be voted against this proposal.

The affirmative vote of the holders of a majority of the shares of the Company’s Capital Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is necessary for approval of the shareholder proposal. Signed proxies will be voted against the shareholder proposal unless otherwise specified.

The name, address and telephone number of the proponent of the shareholder proposal are: Gerald R. Armstrong, 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, (303) 355-1199.

The Board of Directors recommends that you vote “AGAINST” approval of the proposal regarding the restriction on the Company’s use of Preferred Stock.

OTHER BUSINESS

We know of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. If you wish to submit a proposal to be included in our 2007 proxy statement, we must receive it, in a form which complies with the applicable securities laws, on or before December     , 2006. Please address your proposals to: Greater Bay Bancorp, 1900 University Avenue, 6th Floor, East Palo Alto, California 94303, Attention: Corporate Secretary.

In addition, in the event a shareholder proposal is not submitted to us prior to March     , 2007, the proxy to be solicited by the Board of Directors for the 2007 Annual Meeting of Shareholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2007 Annual Meeting of Shareholders without any discussion of the proposal in the proxy statement for such meeting.

By Order of the Board of Directors,

/s/ Linda M. Iannone

Linda M. Iannone

Corporate Secretary

April     , 2006

ANNEX A

AUDIT COMMITTEE CHARTER

Charter of the Audit Committee of the Board of Directors

I.    Audit Committee Purpose

The Audit Committee of Greater Bay Bancorp (the “Company”) is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the qualifications and independence of the Company’s independent auditors.

•	Monitor the performance of the Company’s independent and internal audit functions.

•	Provide an avenue of communications among the independent auditors, management and the Board of Directors.

The Audit Committee has the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditors. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal or accounting experts, or such other consultants, advisors or experts it deems necessary in the performance of its duties and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such persons.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s corporate policies.

II.    Audit Committee Composition and Meetings

The Audit Committee shall be comprised of three or more directors as appointed by the Board of Directors upon the recommendation of the Board Governance and Nominating Committee. Each member of the Audit Committee shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. For the purposes hereof, the term “independent” shall mean a director who meets the independence requirements of The Nasdaq Stock Market (“Nasdaq”) and SEC rules (including the Sarbanes Oxley Act of 2002), as determined by the Board. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Audit Committee shall be an “audit committee financial expert” as determined by the Board in accordance with rules of the Securities and Exchange Commission (the “SEC”) (or if no member is an “audit committee financial expert,” the Audit Committee will provide the reasons for not having such person on the Committee, as required by SEC rules).

If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Committee membership.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. A quorum of the Audit Committee will be declared when a majority of the appointed members of the Committee are in attendance. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall meet privately in executive session periodically, but not less than annually, with management, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. The Audit Committee may also hold executive sessions with other persons, including the internal auditors, the internal audit outsource provider and legal counsel, as the Committee deems appropriate. In addition, the Audit Committee, or its Chair should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III.    Audit Committee Responsibilities and Duties

The Audit Committee will have the following responsibilities and duties:

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published in the Company’s proxy statement at least every three years in accordance with SEC regulations.

2.	Review and discuss with management and the independent auditors the Company’s annual audited and quarterly unaudited financial statements, including: (a) an analysis of the independent auditors’ judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical; (c) the certifications of the Company’s Chief Executive Officer and Chief Financial Officer to be provided in accordance with law and SEC regulations; (d) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; and (e) reports from the independent auditors as required by SEC rules.

3.	In consultation with management and the independent auditors, review and discuss the adequacy and effectiveness of the Company’s financial reporting processes and controls. Review and discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review and discuss any significant deficiencies in internal controls and changes in such controls reported to the Audit Committee by the independent auditors, the internal auditors or management, together with management’s responses.

4.	Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

5.	Review and discuss with management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Review and discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards (SAS) 61 (see item 12), as well as earnings guidance provided in such releases or financial statements.

Independent Auditors

6.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors as representatives of the shareholders. The Audit Committee shall review the independence and performance of the auditors and annually appoint the independent auditors or approve any discharge of auditors when circumstances warrant.

7.	Approve in advance all audit services to be provided by, and all fees to be paid to, the independent auditors. By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to be pre-approved.

8.	Establish policies and procedures for the engagement of the independent auditors to provide audit and permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the independent auditors.

9.	On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence. The Audit Committee shall ensure that the independent auditors deliver to the Committee a formal written statement delineating all relationships between the auditors and the Company.

10.	Review and discuss with the independent auditors the independent auditors’ audit plan – discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach. Discuss with the independent auditors and management the timing and process for implementing the rotation of the lead (or coordinating) partner and the reviewing (or concurring) audit partner.

11.	Obtain and review, at least annually, a report by the independent auditors describing: the independent auditor’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditing firm, and any steps taken to deal with any such issues.

12.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss with the independent auditors, at least on an annual basis, the matters required to be communicated to audit committees in accordance with AICPA SAS 61, as it may be modified or supplemented, as well as any problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or access to requested information, and any significant disagreements with management.

Internal Audit, Loan Review Function and Legal Compliance

13.	Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit function, as needed.

14.	Review the appointment, performance and replacement of the senior internal audit executive.

15.	Review and discuss with the internal auditors significant reports prepared by the internal auditors together with management’s response and follow-up to these reports.

16.	Review the plan, changes in plan, activities, organizational structure and qualifications of the loan review function, as needed.

17.	Review the appointment, performance and replacement of the senior loan review executive.

18.	Review and discuss with the loan reviewers significant reports prepared by the loan reviewers together with management’s response and follow-up to these reports.

19.	On a periodic basis, but not less than annually, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

20.	Review and evaluate enterprise wide risk management policies and procedures in light of business strategy, capital strength and overall risk tolerance.

21.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

22.	Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

23.	Establish policies for the hiring of employees and former employees of the independent auditors.

24.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

25.	Perform an annual evaluation of the Committee’s performance.

26.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Nothing contained in this Charter is intended to alter or impede the operation of the “business judgment rule” as interpreted by the courts under California law. Further, nothing contained in this Charter is intended to alter or impair the right of members of the Audit Committee to rely, in discharging their oversight role, on the records of the Company and on other information presented to the Audit Committee, the Board or the Company by its officers or employees or by outside experts such as the external auditors.

ANNEX B

GREATER BAY BANCORP

OMNIBUS EQUITY INCENTIVE PLAN

1.    Purpose.

The purposes of the Plan are to attract, motivate, and retain Employees, Directors, and Consultants of Greater Bay Bancorp and its Subsidiaries; to offer selected Employees, Directors, and Consultants the opportunity to acquire proprietary interests in the Company by purchasing or receiving shares of the Company’s Stock or other similar rights; and to promote the success of the Company. The Plan provides for the grant of Nonstatutory Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, and Restricted Stock Units. The Plan also is intended to provide shares of Stock for Awards granted to Employees, Consultants and Directors under other compensation plans offered by the Company and its Subsidiaries.

2.    Definitions.

(a) “Affiliated SAR” means a SAR granted in connection with an Option such that the exercise of the Option does not cancel the SAR, but rather results in the exercise of the SAR.

(b) “Applicable Laws” means the requirements relating to the administration of stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange or quotation system on which the Stock is listed or quoted, and other similar laws.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, and Restricted Stock Units.

(d) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan and shall include, among other things, the following information, if applicable to the Award: (i) Exercise Price, (ii) number of shares of Stock or Stock equivalents, (iii) exercise schedule, (iv) vesting schedule, (v) restrictions, (vi) dates and conditions for lapse of restrictions, and (vii) expiration dates.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means any of the following that has a material adverse effect upon the Company or any Subsidiary:

(i) The Participant’s deliberate violation of any state or federal banking or securities law; or

(ii) The Participant’s deliberate violation of the Bylaws, rules, policies or resolutions of the Company; or

(iii) The Participant’s deliberate violation of the rules or regulations of the California Department of Financial Institutions, the Federal Deposit Insurance Corporation, the Federal Reserve Board of Governors, the Office of the Comptroller of the Currency or any other regulatory agency or governmental authority having jurisdiction over the Company or any Subsidiary; or

(iv) The Participant’s conviction of any felony; or

(v) The Participant’s conviction of a crime involving moral turpitude, fraudulent conduct, or dishonest conduct.

(g) “Change in Control” means the first to occur of any of the following events:

(i) Any “person” (as such term is used in sections 13 and 14(d)(2) of the Exchange Act), becomes the beneficial owner (as that term is used in section 13(d) of the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the capital stock of the Company entitled to vote in the election of Directors, other than a group of two or more persons not (A) acting in concert for the purpose of acquiring, holding or disposing of such stock or (B) otherwise required to file any form or report with any governmental agency or regulatory authority having jurisdiction over the Company which requires the reporting of any change in control. The acquisition of additional Stock by any person who immediately prior to such acquisition already is the beneficial owner of more than fifty percent (50%) of the Stock of the Company entitled to vote in the election of Directors is not a Change in Control.

(ii) During any period of not more than twelve (12) consecutive months during which the Company continues in existence, not including any period prior to the effective date of this Plan, individuals who, at the beginning of such period, constitute the Board, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this subsection 2(g)) whose appointment to the Board or nomination for election to the Board was approved by a vote of a majority of the Directors then still in office, either were Directors at the beginning of such period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.

(iii) The effective date of any consolidation or merger of the Company (after all requisite shareholder, applicable regulatory and other approvals and consents have been obtained), other than (A) a consolidation or merger of the Company in which the holders of the voting capital stock of the Company immediately prior to the consolidation or merger hold at least fifty percent (50%) of the voting capital stock of the surviving entity (or its parent entity) immediately after the consolidation or merger or (B) a consolidation or merger of the Company with one or more other persons that are related to the Company immediately prior to the consolidation or merger. For purposes of this provision, persons are “related” if one of them owns, directly or indirectly, at least fifty percent (50%) of the voting capital stock of the other or a third person owns, directly or indirectly, at least fifty percent (50%) of the voting capital stock of each of them.

(iv) The sale or transfer of substantially all of the Company’s assets, to one or more persons that are not related (as defined in clause (iii) of this subsection 2(g)) to the Company immediately prior to the sale or transfer.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means a committee or subcommittee of the Board, described in subsection 4(a), or in the absence of such a committee, the Board.

(j) “Company” means Greater Bay Bancorp, a California corporation.

(k) “Consultant” means any individual or entity, other than an Employee, who provides services to the Company or a Subsidiary in the capacity of an advisor or consultant.

(l) “Core Deposit Growth” means Deposit Growth determined without regard to institutional and broker time deposits.

(m) “Core Loan Growth” means Loan Growth determined without regard to purchased loans.

(n) “Deposit Growth” means the average of the increases in the Company’s total deposits at the end of the four fiscal quarters of a Year as reported in the balance sheets included in the Company’s quarterly and annual reports on forms 10-Q and 10-K.

(o) “Director” means a member of the Board.

(p) “Disability” means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and which:

(i) renders the Participant unable to engage in any substantial gainful activity; or

(ii) results in the Participant receiving income replacement benefits for a period of not less than three (3) months under any policy of long-term disability insurance maintained by the Company for the benefit of its employees.

Disability shall be interpreted in a manner consistent with Section 409A of the Code and shall be determined by the Committee in its sole discretion, after consideration of such evidence as it may require, including a report or reports of such physician or physicians as the Committee may designate.

(q) “Domestic Relations Order” means a “domestic relations order” as defined in Section 414(p)(1)(B) of the Code.

(r) “Earnings per Share” or “EPS” means Net Income Available to Common Shareholders divided by the sum of the weighted average shares of Stock outstanding and Stock equivalent shares outstanding.

(s) “Efficiency Ratio” means operating expenses divided by the sum of net interest income and non-interest income as such items are reported in the statement of operations included in the Company’s annual report on form 10-K.

(t) “Employee” means any individual employed by the Company or by a Subsidiary and reflected as an employee on a payroll of the Company or of a Subsidiary.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Exercise Price” means the amount specified per share of Stock, at which Stock may be purchased on exercise of an Option or above which payment is to be made on exercise of a Stock Appreciation Right, in each case as specified by the Committee in the applicable Award Agreement.

(w) “Fair Market Value” of the Stock on any given date under the Plan shall be determined as follows:

(i) If the Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of the Stock on the date of determination on the stock exchange determined by the Committee to be the primary market for the Stock, as such price is officially quoted in the composite tape transactions on such exchange. If there is no reported sale of the Stock on such exchange on the date of determination, then the fair market value shall be the closing price on the exchange on the last preceding date for which such quotation exists;

(ii) If the Stock is not at the time listed or admitted to trading on any national exchange but is traded on the NASDAQ National Market System or the Nasdaq Capital Market, the fair market value shall be the closing selling price per share of the Stock on the date of determination, as such price is reported by the National Association of Securities Dealers, Inc. through the NASDAQ National Market System or Nasdaq Capital Market, or through any respective successor system. If there is no reported closing selling price for the Stock on the date of determination, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists;

(iii) If the Stock is at the time neither listed nor admitted to trading on any stock exchange, the Nasdaq National Market System or the Nasdaq Capital Market, but is traded over-the-counter (including on the Over-the-Counter Bulletin Board), then the fair market value shall be the mean between the last reported bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which such Stock is quoted or, if Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, or through any successor system. If there is no reported bid or asked price for the Stock on the date of determination, then the fair market value shall be the mean between the last reported bid and asked prices on the last preceding date for which such bid and asked prices exist; and

(iv) If the Stock is at the time neither listed nor admitted to trading on any stock exchange, the Nasdaq National Market System, the Nasdaq Capital Market or over-the-counter, then the then the fair market value shall be determined by the Committee in good faith on such basis and taking into account such factors as the Committee shall deem appropriate.

(x) “Freestanding SAR” means a SAR granted as an independent Award and not granted in connection with an Option.

(y) “Grant Date” means, with respect to an Award, the date of the Committee action granting the Award or such later date as is specified in the Award Agreement.

(z) “Grantee” means an individual who holds a Performance Share, Restricted Stock, RSU, or Stock Appreciation Right Award.

(aa) “Incentive Stock Option” or “ISO” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(bb) “Loan Growth” means the average of the increases in the Company’s total loans less allowance for loan losses at the end of the four fiscal quarters of a Year as reported in the balance sheets included in the Company’s quarterly and annual reports on forms 10-Q and 10-K.

(cc) “Management Quality” means an assessment of quantitative items established at the beginning of the Year such as classified assets as a percent of capital, loan losses, and net interest margin as well as a subjective assessment of qualitative items such as Sarbanes-Oxley compliance, earnings quality, and management quality.

(dd) “Net Income” means the consolidated net income of the Company, as reported in the consolidated financial statements of the Company included in the Company’s annual report on form 10-K, but which, at the determination of the Committee specified at the time the Performance Criteria and Performance Goals for Awards relative to a Performance Period are established, may be adjusted to eliminate the effects of (i) income, gains and losses from discontinued operations, (ii) gains and losses from the sale or purchase of loans and securities, (iii) other extraordinary gains and losses, (iv) any other unusual or non-recurring items of income, gain or loss that can be separately identified and quantified, or (v) or other revenue or expense that the Committee has determined is not performance attributable in whole or in part. Notwithstanding the foregoing, in the event of a change in accounting principles affecting the Company or Net Income during a Performance Period, Net Income shall be determined without regard to such change unless otherwise specified by the Committee at the time the Performance Criteria and Performance Goals for any Awards relative to such Performance Period are established.

(ee) “Net Income Available to Common Shareholders” means Net Income less preferred stock dividends.

(ff) “Net Operating Cash Flow” means “operating cash flow, net” as reported on the Company’s consolidated statement of cash flows included in the Company’s annual report on form 10-K.

(gg) “Non-Interest Income Growth” means an annual increase in total non-interest income as reported in the statement of operations included in the Company’s annual report on form 10-K.

(hh) “Nonstatutory Option” means a stock option not described in Section 422(b) or 423(b) of the Code.

(ii) “Option” means an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase shares of Stock.

(jj) “Optionee” means an individual or entity that holds an Option.

(kk) “Other Incentive Plan” means any short-term or long-term bonus or other incentive compensation plan offered by the Company or a Subsidiary, through which the Company or the Subsidiary may pay benefits in

Awards or shares of Stock under this Plan, including but not limited to the Greater Bay Bancorp 2005 Executive Incentive Plan, the Greater Bay Bancorp 2005 Long Term Incentive Plan and the ABD Insurance and Financial Services Long-Term Retention and Performance Plan.

(ll) “Outside Director” means a Director who is not an Employee and who is an “outside director” within the meaning of Section 162(m) of the Code.

(mm) “Participant” means the holder of an outstanding Award.

(nn) “Performance-Based Award” means an Award granted pursuant to Section 7, 8, 9, 10 or 11, but which is subject to the terms and conditions set forth in Section 12. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(oo) “Performance Criteria” means the factor or factors utilized by the Committee in establishing the Performance Goals applicable to an Award, from among the following measures: Deposit Growth, Core Deposit Growth, Earnings Per Share, Efficiency Ratio, Net Operating Cash Flow, Non-Interest Income Growth, Loan Growth, Core Loan Growth, Management Quality, Net Income, Net Income Available to Common Shareholders, Return on Equity, Return on Common Equity, or Return on Assets. The Performance Criteria utilized may differ from Participant to Participant and from Award to Award. Any Performance Criteria used may be (i) measured in absolute terms, (ii) measured in relative terms (including, but not limited to compared to another company or companies), (iii) measured against the performance of the Company as a whole or a segment of the Company, and/or (iv) measured on a pre-tax or post-tax basis (if applicable).

(pp) “Performance Goals” means the goals established in writing by the Committee for a Performance Period based upon Performance Criteria selected by the Committee. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for a Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(qq) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(rr) “Performance Shares” means an Award granted pursuant to Section 9, denominated in shares of Stock or the economic equivalent of Stock, the amount of which at the time payable is determined based on the extent to which corresponding Performance Goals have been achieved.

(ss) “Plan” means this Greater Bay Bancorp 2006 Equity Incentive Plan, as it may be amended from time to time.

(tt) “Qualified Performance-Based Compensation” means any compensation that is “payable solely on account of the attainment of one or more performance goals” as described in and meeting the requirements of Section 162(m)(4)(C) of the Code.

(uu) “Restricted Stock” means an Award granted pursuant to Section 10 of shares of Stock subject to conditions or restrictions set by the Committee.

(vv) “Restricted Stock Unit” or “RSU” means an Award granted pursuant to Section 11 to receive Stock or the economic equivalent of Stock subject to conditions or restrictions set by the Committee, without the issuance of Stock at time of grant.

(ww) “Retirement” means, in the case of an Employee or Director, any Termination of Service occurring on or after age sixty-five (65), for any reason other than death or for Cause. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

(xx) “Return on Assets” means Net Income divided by the average of the total assets of the Company at the end of the four fiscal quarters of a Year, as reported by the Company in its consolidated financial statements included in the Company’s annual report on form 10-K; provided, however, that in the event of a change in accounting principles affecting the Company or Return on Assets during a Performance Period, Return on Assets shall be determined without regard to such change unless otherwise specified by the Committee at the time the Performance Criteria and Performance Goals for any Awards relative to such Performance Period are established.

(yy) “Return on Common Equity” means Net Income to Common Shareholders divided by the average of the common shareholders equity of the Company at the end of each of the four fiscal quarters of a Year, as reported by the Company in its consolidated financial statements included in the Company’s annual report on form 10-K; provided, however, that in the event of a change in accounting principles affecting the Company or Return on Common Equity during a Performance Period, Return on Common Equity shall be determined without regard to such change unless otherwise specified by the Committee at the time the Performance Criteria and Performance Goals for any Awards relative to such Performance Period are established.

(zz) “Return on Equity” means Net Income divided by the average of the common shareholders equity of the Company at the end of each of the four fiscal quarters of a Year, as reported by the Company in its consolidated financial statements included in the Company’s annual report on form 10-K; provided, however, that in the event of a change in accounting principles affecting the Company or Return on Equity during a Performance Period, Return on Equity shall be determined without regard to such change unless otherwise specified by the Committee at the time the Performance Criteria and Performance Goals for any Awards relative to such Performance Period are established.

(aaa) “Stock” means the common stock of the Company.

(bbb) “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 8 to receive the appreciation in the Fair Market Value of Stock following the Grant Date, which may be granted alone (as a Freestanding SAR) or in connection with a related Option (as either an Affiliated SAR or a Tandem SAR).

(ccc) “Subsidiary” means any corporation in which the Company and/or one or more other Subsidiaries own fifty percent (50%) or more of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of the date such status is attained.

(ddd) “Substitute Award” means an Award described in Section 13.

(eee) “Tandem SAR” means a SAR granted in connection with a related Option such that the exercise of the SAR requires the surrender of the related Option and the exercise of the related Option requires the surrender of the SAR.

(fff) “Termination of Service” means (i) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of a Subsidiary from the Company, but excluding any such termination where there is a simultaneous commencement or continuation of status as a Consultant or as a Director; (ii) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous commencement or continuation of status as an Employee or as a Director; and (iii) in the case of a Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board, but excluding any such termination where there is a simultaneous commencement or continuation of status as an Employee or as a Consultant. A transfer in employment or other service relationship from the Company to a Subsidiary or from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a Termination of Service.

(ggg) “Year” means a fiscal year of the Company.

3.    Stock Subject to Plan; Limitations.

(a) Maximum Plan Shares. The maximum aggregate number of shares of Stock and Stock equivalents reserved and available for the grant of Awards under the Plan is six million (6,000,000) shares. No more than three million two hundred fifty thousand (3,250,000) shares of such Stock and Stock equivalents shall be available for grant as Performance Shares, Restricted Stock, and Restricted Stock Units combined. For purposes of these limitations, the shares of Stock and Stock equivalents underlying any Awards that expire unexercised or that are forfeited, canceled, reacquired by the Company at cost, satisfied without the issuance of Stock or payment of cash, or otherwise terminated (other than by exercise) shall be added back to the shares of Stock and Stock equivalents available for grant under the Plan. The shares of Stock available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Individual Award Limitations. In addition to the overall limitations set forth in subsection 3(a) above, Awards granted to any one Participant during any one calendar year period shall not exceed six hundred thousand (600,000) shares of Stock and Stock equivalents. However, in connection with a Participant’s initial service, the Participant may be granted Awards for up to an additional one million two hundred thousand (1,200,000) shares of Stock and Stock equivalents, which shall not count against the per Participant limit set forth in the prior sentence.

(c) No Double Counting Tandem SARs. For purposes of the limitations set forth in subsections 3(a) and (b), the shares of Stock and Stock equivalents subject to a Tandem SAR and its related Option shall be counted only once.

4.    Administration.

(a) Establishment of Committee. The Board shall have the authority to administer the Plan, but may delegate its administrative powers under the Plan, in whole or in part, to a committee of the Board or to a subcommittee of any such committee of the Board.

(b) Committee Procedures. The Board (or in absence of action by the Board, the Committee) shall designate one of the members of each Committee as chairman. Any such Committee may hold meetings at such times and places as its chairman or a majority of the members of the Committee shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(c) Section 162(m) Committee. Any Awards that are intended to be Qualified Performance-Based Compensation shall be granted and, as it relates to such Awards, the Plan shall be administered by a Committee of two or more Outside Directors.

(d) Rule 16b-3 Committee. Any Awards to Participants who are subject to Section 16 of the Exchange Act shall be granted and, as it relates to such Awards, the Plan shall be administered by a Committee of two or more members of the Board who qualify as “Non-Employee Directors” as defined in Rule 16b-3 under the Exchange Act, and such Awards shall be structured to satisfy the requirements for exemption under Rule 16b-3 under the Exchange Act.

(e) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend, or rescind rules, procedures, agreements and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument (including, but not limited to any Award Agreement) required to carry out the purposes of the Plan;

(iv) To determine when Awards are to be granted under the Plan;

(v) To select the Participants;

(vi) To determine the number of shares of Stock or Stock equivalents to be made subject to each Award;

(vii) To prescribe the terms and conditions of each Option and SAR on the Grant Date, including (without limitation) the Exercise Price, to determine whether each such Option is to be classified as an ISO or as a Nonstatutory Option, to determine whether each such SAR is to be settled in Stock or in cash, and to specify the provisions of the Award Agreement relating to such Option or SAR;

(viii) To prescribe the terms and conditions of each Performance Share, Restricted Stock and RSU on the Grant Date, including (without limitation) restrictions (if any), to specify whether each such Performance Share and RSU is to be settled in Stock or in cash and to specify the provisions of the Award Agreement relating to such Performance Share, Restricted Stock or RSU Award;

(ix) To amend any outstanding Award Agreement, subject to applicable legal restrictions, the provisions of this Plan and the terms and conditions of such Award Agreement;

(x) To prescribe the consideration for the grant of each Award under the Plan and to determine the sufficiency of such consideration; and

(xi) To take any other actions deemed necessary or advisable for the administration of the Plan.

(f) Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company, to the fullest extent permitted by law, against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

5.    Eligibility.

(a) General Rules. Employees, Consultants and Directors shall be eligible for the grant of Awards as designated by the Committee. However, Consultants and Directors who are not also Employees shall not be eligible for the grant of ISOs.

(b) Ten-Percent Shareholders. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless:

(i) The Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date; and

(ii) Such ISO by its terms is not exercisable after the expiration of five (5) years from the Grant Date.

(c) Stock Ownership. For purposes of subsection 5(b) above, in determining an Employee’s stock ownership, the attribution rules of Section 424(d) of the Code shall apply. For purposes of subsection 5(b) above, “outstanding stock” shall be determined under the rules pertaining to Section 422(b) of the Code and shall include all Stock actually issued and outstanding immediately after the grant, including Restricted Stock, but shall not include shares of Stock authorized for issuance under any Option that has not been exercised.

6.    Modifications and Restrictions.

(a) Amendment, Modification, Extension and Renewal of Awards. Within the limitations of the Plan, and subject to Section 6(b) below, the Committee may amend, modify, extend or renew outstanding Awards or may cancel or accept the cancellation of outstanding Awards in return for the grant of new Awards at the same or a different price. The foregoing notwithstanding, no amendment or modification of an Award shall, without the consent of the Participant, impair the Participant’s rights or increase his or her obligations under such Award. A change in the tax consequences of an Award shall not be considered an impairment of rights or an increase in obligations under the Award.

(b) Restriction on Repricing of Options and SARs. No outstanding Option or SAR shall be amended to reduce its Exercise Price or cancelled and replaced with a new Award (of the same type or of any different type) having a lower Exercise Price (or other purchase price) for any reason, without the prior approval of the Company’s shareholders entitled to vote at a meeting of shareholders.

(c) No Reload Options or SARs. No Option or SAR shall provide for the automatic grant of replacement or reload Options or SARs upon the Optionee or Grantee exercising the Option or SAR and paying the Exercise Price by tendering shares of Stock, net exercise or otherwise.

7.    Options.

(a) Nature of Options. An Option is an Award entitling the Participant to purchase shares of Stock, subject to vesting requirements, at the Exercise Price set on the Grant Date. Options granted under the Plan may be either ISOs or Nonstatutory Stock Options. However, notwithstanding any designation of an Option as an ISO, to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which the Option and any previously granted Options (and any other previously granted options to acquire Stock under all other plans of the Company) are exercisable for the first time by the Optionee during any calendar year exceeds $100,000, the Option shall be treated as a Nonstatutory Option.

(b) Exercise Price. The Exercise Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date, or such higher amount as is provided in subsection 5(b) with respect to specified ISOs.

(c) Exercisability. The exercise schedule of each Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement; provided however, that in the event of the Optionee’s Termination of Service, the Option shall be exercisable only to the extent the Option was exercisable on the date of such Termination of Service, unless otherwise specified in the Award Agreement.

(d) Term. The term of each Option shall not exceed seven (7) years from the Grant Date. Subject to the preceding sentence, the Committee in its sole discretion shall determine and specify in the Award Agreement the date on which an Option is to expire. In the event of an Optionee’s Termination of Service:

(i) As a result of such Optionee’s death, Disability, or Retirement, the Option shall expire twelve (12) months (or such other period specified in the Award Agreement) after such death, Disability, or Retirement, but not later than the original expiration date specified in the Award Agreement.

(ii) By the Company for Cause, the Option shall expire immediately after the Company’s notice or advice of such Termination of Service is dispatched to the Optionee, but not later than the original expiration date specified in the Award Agreement.

(iii) For any reason other than the Optionee’s death, Disability or Retirement or by the Company for Cause, the Option shall expire ninety (90) calendar days (or such other period specified in the Award Agreement) after such Termination of Service, but not later than the original expiration date specified in the Award Agreement.

(e) No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any shares of Stock covered by his or her Option until the issuance of a stock certificate for such shares of Stock.

8.    Stock Appreciation Rights.

(a) Nature of a SAR. A SAR is an Award entitling the Grantee to receive shares of Stock, cash, or a combination thereof, which shall be determined by the Committee on the Grant Date and set forth in the Award Agreement, having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the per share Exercise Price set by the Committee on the Grant Date. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b) Exercise Price. The Exercise Price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date. The Exercise Price of a Tandem SAR or an Affiliated SAR shall equal the Exercise Price of the related Option.

(c) Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the amount of the payout with respect to the Tandem SAR shall be no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the shares of Stock subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the shares of Stock subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(d) Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of shares of Stock subject to the related Option.

(e) Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

(f) Term. The term of each SAR shall not exceed seven (7) years from the Grant Date. Subject to the preceding sentence, the Committee in its sole discretion shall determine and specify in the Award Agreement the date on which the SAR is to expire. In the event of a Participant’s Termination of Service:

(i) As a result of such Participant’s death, Disability, or Retirement, the SAR shall expire twelve (12) months (or such other period specified in the Award Agreement) after such death, Disability, or Retirement, but not later than the original expiration date specified in the Award Agreement.

(ii) By the Company for Cause, the SAR shall expire immediately after the Company’s notice or advice of such Termination of Service is dispatched to the Participant, but not later than the original expiration date specified in the Award Agreement.

(iii) For any reason other than the Participant’s death, Disability or Retirement or by the Company for Cause, the Option shall expire ninety (90) calendar days (or such other period specified in the Award Agreement) after such Termination of Service, but not later than the original expiration date specified in the Award Agreement.

(g) No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any shares of Stock covered by his or her SAR until the issuance of a stock certificate for such shares of Stock.

9.    Performance Shares.

(a) Nature of Performance Shares. A Performance Share is an Award entitling the Grantee to receive a share of Stock or the economic equivalent of a share of Stock, which shall be determined by the Committee on the Grant Date and specified in the Award Agreement, based on the achievement of predetermined Performance Goals over a Performance Period determined by the Committee and specified in the Award Agreement.

(b) Earning of Performance Shares. The Committee, on the Grant Date, shall specify the Performance Goals or other specific performance criteria, objectives, and conditions on which the right to receive the shares of Stock or their economic equivalent underlying the Performance Shares shall vest. After the applicable Performance Period has ended, the Committee, in its sole discretion, shall determine to what extent, if at all, the Performance Goals were achieved. The actual number of shares of Stock or the economic equivalent thereof, if any, that will be delivered to the Grantee of a Performance Share Award is determined by the Committee, in its sole discretion, at the end of the Performance Period based upon the extent of achievement of the Performance Goals, not to exceed the number of such shares specified in the Award Agreement.

(c) Termination of Service. In the event of the Grantee’s Termination of Service prior to the end of the Performance Period for which a Performance Share Award has been granted:

(i) As a result of Grantee’s death, Disability, or Retirement, then, except as otherwise specified in the Award Agreement, a pro rata portion of the Performance Shares shall be considered earned, with such pro rata portion based on the ratio of the number of days in the Performance Period between the Grant Date and the date of Termination of Service to the total number of days in the Performance Period. In such event, the Grantee shall forfeit the right to earn the balance of such Performance Shares.

(ii) By the Company for Cause, or as a result of any other event not specified in subsection 9(c)(i) above (except a Change in Control which is governed by Section 17), the Performance Share Award shall be forfeited immediately after the Company’s notice or advice of such Termination of Service for Cause is dispatched to Grantee or on the date of Termination of Service for any other reason, except as otherwise specified in the Award Agreement.

(d) No Rights as a Shareholder. Stock or the economic equivalent thereof underlying Performance Shares will not be issued or paid until the Performance Shares have been earned, pursuant to the Performance Goals or other specific performance criteria set by the Committee. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any shares of Stock covered by his or her Performance Shares until the issuance of a stock certificate for such shares of Stock.

10.    Restricted Stock.

(a) Nature of a Restricted Stock Award. A Restricted Stock Award is an Award of shares of Stock subject to such restrictions and conditions, at a purchase price, if any, and for such consideration, all as the Committee shall determine on the Grant Date. Such Restricted Stock issuances may be based, at the discretion of the Committee, on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of pre-established Performance Goals.

(b) Restrictions. The Committee shall determine at the time of grant, and shall specify in the Award Agreement, the restrictions on the Restricted Stock and the date(s) on which the restrictions shall lapse or the Performance Goals that are to be met to cause such restrictions to lapse. The conditions for lapse of any restrictions, and whether such conditions have been met, shall be determined by the Committee in its sole discretion.

(c) Escrow of Restricted Stock. Until all restrictions have lapsed or been removed, the Secretary, or such other escrow holder as the Committee may appoint, shall retain custody of any certificates representing the Restricted Stock subject to the Award; provided, however, that in no event shall the Grantee retain physical custody of any certificates representing shares of Restricted Stock awarded to him or her until all restrictions thereon have lapsed or been removed.

(d) Termination of Service. In the event of Grantee’s Termination of Service:

(i) As a result of Grantee’s death, Disability, or Retirement, then, except as otherwise specified in the Award Agreement, the restrictions on the Restricted Stock subject to the Award shall lapse as to a pro rata portion of the shares of such Restricted Stock (net of any shares as to which the restrictions previously have lapsed), with such pro rata portion based on the ratio of the number of days between the Grant Date and the date of Termination of Service to the number of days between the Grant Date and the date on which all such restrictions were scheduled to lapse under the Award Agreement. In such event, the Grantee shall forfeit the balance of such Restricted Stock as to which the restrictions have not yet lapsed, and the Restricted Stock so forfeited shall be returned to the Company.

(ii) By the Company for Cause, or as a result of any other event not specified in subsection 10(d)(i) above (except a Change in Control which is governed by Section 17), the portion of the Restricted Stock Award for which the restrictions have not lapsed as of the Termination of Service shall be forfeited immediately after the Company’s notice or advice of such Termination of Service for Cause is dispatched to Grantee or on the date of Termination of Service for any other reason, except as otherwise specified in the Award Agreement.

(e) No Fractional Shares. In determining the number of shares of Restricted Stock for which the restrictions have lapsed, fractional shares shall be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and earned at such time as all restrictions lapse.

(f) Rights as Shareholder. Upon delivery of the Restricted Stock to the escrow holder or other action taken by the Committee pursuant to subsection 10(c), the Grantee shall have all the rights of a shareholder of the Company with respect to the Restricted Stock, subject to the restrictions and the Award Agreement, including the right to vote the Restricted Stock and the right to receive all dividends or other distributions paid or made with respect to the Restricted Stock; provided, however, that any additional shares of Restricted Stock to which Grantee shall be entitled as a result of stock dividends, stock splits, or any other form of recapitalization in respect of shares of Stock subject to restrictions shall also be subject to the restrictions until the restrictions on the underlying shares of Stock lapse.

11.    Restricted Stock Units.

(a) Nature of a Restricted Stock Unit. A Restricted Stock Unit is an Award entitling the Grantee to receive shares of Stock or the cash equivalent of the shares of Stock at a future date, subject to restrictions and conditions. The Committee shall determine on the Grant Date and shall specify in the Award Agreement for each Award of Restricted Stock Units whether the Award is to be settled in Stock or in cash and the consideration to be provided by the Grantee for such Award. Such Restricted Stock Unit issuances may be based, at the discretion of the Committee, on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of pre-established Performance Goals.

(b) Restrictions. The Committee shall determine at the time of grant, and shall specify in the Award Agreement, the restrictions on the Restricted Stock Units and the date(s) on which the restrictions shall lapse or the Performance Goals that are to be met to cause such restrictions to lapse. The conditions for lapse of any restrictions, and whether such conditions have been met, shall be determined by the Committee in its sole discretion.

(c) Form and Timing of Payment of Restricted Stock Units. Payment of Restricted Stock Units will be made as soon as practicable after the lapse of the restrictions.

(d) Termination of Service. In the event of Grantee’s Termination of Service:

(i) As a result of Grantee’s death, Disability, or Retirement, then, except as otherwise specified in the Award Agreement, the restrictions on the shares of Stock or Stock equivalents subject to the Restricted Stock Units shall lapse as to a pro rata portion of such Restricted Stock Units (net of any shares as to which the restrictions previously have lapsed), with such pro rata portion based on the ratio of the number of days between the Grant Date and the date of Termination of Service to the number of days between the Grant Date and the date on which all such restrictions were scheduled to lapse under the Award Agreement. In such event, the Grantee shall forfeit the right to earn the balance of such Restricted Stock Units as to which the restrictions have not yet lapsed.

(ii) By the Company for Cause, or as a result of any other event not specified in subsection 11(d)(i) above (except a Change in Control which is governed by Section 17), the portion of the Restricted Stock Units for which the restrictions have not lapsed as of the Termination of Service shall be forfeited immediately after the Company’s notice or advice of such Termination of Service for Cause is dispatched to Grantee or on the date of Termination of Service for any other reason, except as otherwise specified in the Award Agreement.

12.    Performance-based Awards.

(a) Nature of Performance-Based Awards. The purpose of this Section 12 is to provide the Committee the ability to qualify Awards as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to an Employee, the provisions of this Section 12 shall control over any contrary provision contained in Sections 7, 8, 9, 10, and 11; provided, however, that the Committee may in its discretion grant Awards to Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 12.

(b) Applicability. This Section 12 shall apply only to those Employees selected by the Committee to receive Performance-Based Awards. The designation of an Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award. Moreover, designation of an Employee as a Participant for a particular Performance Period shall not require designation of such Employee as a Participant in any subsequent Performance Period and designation of one Employee as a Participant shall not require designation of any other Employees as a Participant in such period or in any other period.

(c) Procedures With Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which may be granted to one or more Employees, no later than ninety (90) calendar days following the commencement of any Year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Employee for such Performance Period. Following the completion of each Performance Period, the Committee, in its sole discretion, shall determine whether the applicable Performance Goals have been achieved for such Performance Period and shall certify such determination in writing. In determining the amount earned by an Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole discretion, such reduction or elimination is appropriate.

(e) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to an Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as Qualified Performance-Based Compensation under Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

13.    Substitute Awards and Combined Awards.

(a) Substitute Awards. If the Company or a Subsidiary at any time should succeed to the business of another corporation or other entity through merger or consolidation, or through the acquisition of stock (or other ownership interests) or assets of such other corporation or other entity, Awards may be granted under the Plan in substitution of awards previously granted by such other corporation or other entity with respect to shares of its stock (or other ownership interests) which awards are outstanding at the date of the succession (“Surrendered Awards”). The Committee shall have discretion to determine the extent to which such Substitute Awards shall be granted, the persons to receive such Substitute Awards, the number of shares of Stock or their economic equivalent to be subject to such Substitute Awards, and the terms, conditions and restrictions of such Substitute Awards which shall, to the extent permissible within the terms and conditions of the Plan, be equivalent to the terms, conditions and restrictions of the Surrendered Awards. The Exercise Price of any Substitute Award that is an Option or a SAR may be determined without regard to subsections 7(b) and 8(b); provided however, that the Exercise Price of each such Substitute Award shall be an amount such that, in the sole and absolute judgment of the Committee (and if the Substitute Award is to be an ISO, in compliance with Section 424(a) of the Code), the economic benefit provided by such Substitute Award is not greater than the economic benefit represented by the Surrendered Award as of the date of the succession.

(b) Combined Awards. The Company may provide for payment to an Employee, Director, or Consultant of an amount earned under an Other Incentive Plan in the form of Stock or other Award under this Plan. In such case, the conditions and restrictions on the Award may be set under such Other Incentive Plan, which Award will be treated as a combined award under the Plan and the Other Incentive Plan, and the shares of Stock and Stock equivalents provided under Section 3 of this Plan shall be available to satisfy any payment of shares of Stock or Stock equivalents required or permitted under the Other Incentive Plan award.

14.    Non-transferability of Awards.

All Awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable, or otherwise transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order. During the lifetime of a Participant, Options and SARs granted to him or her under the Plan shall be exercisable only by him or her except as otherwise determined by the Committee and specified in the Award Agreement. Notwithstanding the forgoing and excluding ISOs, the Committee may provide in an Award Agreement that a Participant may transfer, without consideration for the transfer, such Award to the Participant’s immediate family members, to trusts for the benefit of the Participant and such immediate family members, to partnerships in which the Participant and such immediate family members are the only partners, or to charitable organizations, provided that transferee agrees in writing to be bound by all of the terms and conditions of the Plan and the applicable Award Agreement.

15.    Payment for Shares of Stock.

(a) General Rule. The entire consideration for shares of Stock issued under the Plan shall be payable in lawful money of the United States of America at the time when such shares of Stock are purchased, except as follows:

(i) Options. Payment of the Exercise Price of an Option shall be made pursuant to the express provisions of the applicable Award Agreement. However, the Committee (in its sole discretion) may specify in the Award Agreement that payment may be made pursuant to subsections (b), (c), (d), or (e) below, or any combination thereof.

(ii) Performance Shares, Restricted Stock and RSU Awards. Payment (if any) for Performance Shares, Restricted Stock and RSUs shall be made pursuant to the express provisions of the applicable Award Agreement, as determined by the Committee in its sole discretion.

(b) Surrender of Stock. To the extent that this subsection 15(b) is applicable, payment may be made all or in part with shares of Stock which have already been owned by the Optionee or his or her representative for more than six (6) months and which are surrendered to the Company in good form for transfer. Such shares of Stock shall be valued at their Fair Market Value on the date when the new shares of Stock are purchased under the Plan.

(c) Exercise/Sale (“Cashless Exercise”). To the extent that this subsection 15(c) is applicable, payment may be made by the delivery of an irrevocable direction to a securities broker, acceptable to the Company, to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price of the Option.

(d) Exercise/Pledge. To the extent that this subsection 15(d) is applicable, payment may be made by the delivery of an irrevocable direction to pledge shares of Stock, as security for a loan, to a securities broker or lender, acceptable to the Company, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price of the Option.

(e) Net Share Exercise. To the extent that this subsection 15(e) is applicable, payment may be made by holding back from the shares of Stock to be issued upon exercise of an Option that number of shares of Stock having a Fair Market Value equal to the minimum amount required to satisfy the Exercise Price (the Fair Market Value of the shares of Stock to be held back shall be determined on the date that the Option is exercised by the Optionee).

16.    Adjustment of Stock.

(a) General. In the event of a subdivision of the outstanding Stock; a declaration of a dividend payable in shares of Stock; a declaration of a dividend payable in a form other than shares of Stock in an amount that has a material effect on the value of shares of Stock; a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of shares of Stock; a recapitalization; a spinoff; a merger, consolidation, or other reorganization involving the Company that would not constitute a Change in Control; or any similar occurrence, then the Committee shall make appropriate adjustments (which adjustments shall be final, binding and conclusive on all parties) in one or more of:

(i) The maximum number of shares of Stock and Stock equivalents available under subsection 3(a) for future grants of Awards and of specified types of Awards;

(ii) The limitations set forth in subsection 3(b);

(iii) The number and kind of shares of Stock or Stock equivalents (or other securities) covered by each outstanding Award; and

(iv) The Exercise Price under each outstanding Option and SAR, but without changing the aggregate Exercise Price (i.e., the Exercise Price multiplied by the number of shares of Stock subject to the Option or SAR) as to which such Option or SAR remain exercisable.

(b) Reservation of Rights. Except as provided in this Section 16, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares of Stock subject to an Option or SAR and the number of or consideration for shares of Stock, subject to a Performance Share, Restricted Stock Award or RSU. The grant of an Option, SAR, Performance Share, Restricted Stock Award, or RSU pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

17.    Change in Control; Reorganization

(a) Vesting on Change in Control. In the event of a Change in Control:

(i) All outstanding Options and SARs shall be fully vested and exercisable immediately prior to the Change in Control; and

(ii) All outstanding Awards shall be earned and vested in full, all restrictions on outstanding Restricted Stock and RSUs shall immediately lapse, all Performance Goals and other vesting criteria for outstanding Performance Shares shall be deemed achieved at target levels, and all other conditions on outstanding Awards met, upon the occurrence of the Change in Control.

(b) Merger, Consolidation or Other Reorganization. In the event that the Company is a party to a merger, consolidation, or other reorganization that would constitute a Change in Control, the agreement under which such merger, consolidation, or other reorganization is effected (“Merger Agreement”) may provide for any one or more of the following (subject to the provisions of subsection 17(a)), which shall apply on a consistent basis to all similarly situated outstanding Awards (but may be applied differently for different types of awards or awards having differing characteristics), in all cases without the consent of any Participant:

(i) The assumption of (or substitution of equivalent awards for) outstanding Options, SARs, Performance Shares, Restricted Stock and RSUs by the surviving corporation or its parent (or for their continuation by the Company if the Company is a surviving corporation), in which case each Award shall be adjusted consistent with the consideration received for shares of Stock under the Merger Agreement in accordance with the principles set forth in subsection 16(a);

(ii) The cancellation of outstanding Options, SARs, Performance Shares, Restricted Stock, and RSUs upon payment of a cash amount for each share of Stock or Stock equivalent under the Award (whether or not vested prior to the effective time of such merger, consolidation or other reorganization) equal to the positive difference (or if there is no positive difference, cancellation without payment) between (A) the cash amount or Fair Market Value of other consideration to be paid for each share of Stock under the Merger Agreement and (B) the amount, if any, remaining to be paid for each share of Stock or Stock equivalent under the Award Agreement or the Exercise Price of any Option or SAR;

(iii) The cancellation, without consideration, of outstanding Options not exercised prior to the effective time of such merger, consolidation or other reorganization; provided that Participants are given reasonable notice in advance of the effective time of such merger, consolidation or other reorganization that such Options are fully vested, may be exercised prior to such merger, consolidation or other reorganization, and will expire if not so exercised; and/or

(iv) The cancellation of outstanding Performance Shares, Restricted Stock, and RSUs upon payment or delivery of the per share of Stock merger consideration under the Merger Agreement for each share of Stock or Stock equivalent under the Award (whether or not vested prior to the effective time of such merger, consolidation or other reorganization).

18.    Withholding Taxes.

(a) Payment by Participant; Deduction by Company. As a condition to the exercise of any Option, and no later than the date as of which the value of any other Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal, state, or local income tax purposes, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the Participant, including any payment or release of cash or shares of Stock under the applicable Award or any other Award.

(b) Payment in Stock. A Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

19.    Securities Laws.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares of Stock complies with (or is exempt from) all requirements of Applicable Laws, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed.

20.    No Retention Rights.

Neither the Plan nor any Award shall give any person any right to be or remain an Employee, Director or Consultant of the Company or of any Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any Employee, Director or Consultant at any time, with or without Cause, subject to applicable laws and written agreements (if any).

21.    Duration, Amendments, and Termination.

(a) Term of the Plan. The Plan shall terminate automatically on January 31, 2013, which is seven years after the Plan was adopted by the Board. No Award of any type may be granted under the Plan after such date. The Plan may be terminated on any earlier date pursuant to subsection 21(b) below.

(b) Right to Amend or Terminate the Plan. The Board may amend, suspend, or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent provided herein or required by Applicable Laws.

(c) Effect of Plan Amendment or Termination. No amendment, suspension, or termination of the Plan (including at the end of the term specified in subsection 21(a) above) shall impair the rights of any Participant with respect to any Award then outstanding, which shall continue in effect in accordance with the terms of the Award Agreement (as it may be amended from time to time) and of this Plan on the Grant Date until its expiration or earlier termination as specified in the Award Agreement. The termination of the Plan shall not affect the Committee’s rights or obligations with respect to the continued exercise of its powers under the Plan regarding Awards that are outstanding at the time of termination.

22.    Miscellaneous.

(a) Investment Representations. As a condition to the receipt of an Award or to the purchase or other receipt of shares of Stock pursuant to an Award, the Company may require the person receiving such Award or shares to represent and warrant that the Award or the shares of Stock being purchased or otherwise received are only for investment and without any present intention to sell or distribute such Award or shares of Stock if, in the opinion of counsel for the Company, such a representation is required.

(b) Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board, and no Awards shall be granted under the Plan until such shareholder approval is obtained. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

(c) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

(e) Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and included in the consolidated financial statements of the Company prepared in the ordinary course of business.

(f) Stock Certificates. Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the ownership of shares of Stock or Restricted Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by Applicable Laws.

(g) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

(h) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(i) Governing Law. The Plan, the Award Agreements, and all actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of California, without regard to such state’s or any other jurisdiction’s conflicts of law principles.

Annual Meeting of Shareholders Tuesday, May 30, 2006 9:30 a.m. Crowne Plaza Cabana Palo Alto 4290 El Camino Real Palo Alto, California 94306 (650) 857-0787

Electronic Access to Proxy Materials

If you consented to access your proxy information electronically, you may view it by going to Greater Bay Bancorp’s website. You can get there by typing in this address http://www.gbbk.com and clicking on the 2005 Annual Report/2006 Proxy Statement tab located on the Greater Bay Bancorp home page.

If you would like to access Greater Bay Bancorp’s proxy materials electronically next year, go to the following Consent site address: http://www.econsent.com/gbbk. You will need your account number, which is located on the mailing label on the reverse side of this proxy, and your social security or tax identification number.

1900 University Avenue, 6th Floor

East Palo Alto, CA 94303

PROXY

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on May 30, 2006.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

By signing the proxy, you revoke all prior proxies and appoint James S. Westfall and Linda M. Iannone, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. The Board of Directors at present knows of no other business to be presented by or on behalf of Greater Bay Bancorp or the Board of Directors at the meeting.

Shares represented by this proxy will be voted as directed by the shareholder. If no directions are indicated, the proxies will have authority to vote “FOR” Proposals 1, 2, 3 and 4 and “AGAINST” Proposal 5. If any other matters properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in this proxy will vote in their discretion.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 29, 2006.

•	Please have your proxy card and the last four digits of your Social Security or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/gbbk — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 29, 2006.

•	Please have your proxy card and the last four digits of your Social Security or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Greater Bay Bancorp, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote “FOR” Proposals 1, 2, 3 and 4 and a Vote “AGAINST” Proposal 5.

1.	Election of directors:	01 Arthur K. Lund 03 Linda R. Meier	02 Glen McLaughlin	☐ Vote FOR all nominees	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Please Fold Here

2.	Approval of the amendment to the Company’s Bylaws to declassify the Board of Directors.	☐ For	☐ Against	☐ Abstain
3.	Approval of the Company’s Omnibus Equity Incentive Plan.	☐ For	☐ Against	☐ Abstain
4.	Ratification of appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2006.	☐ For	☐ Against	☐ Abstain
5.	Shareholder proposal to restrict use of Preferred Stock.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND AGAINST PROPOSAL 5.

Address Change? Mark Box ☐ Indicate changes below:

☐ I Plan to attend the Meeting
Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.